EXHIBIT 99.2


                            [LOGO OF RCN CORPORATION]

                           FIRST-LIEN CREDIT AGREEMENT

                                      among

                                RCN CORPORATION,

                                 VARIOUS LENDERS

                                       and

                     DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH,

                             as ADMINISTRATIVE AGENT

                          -----------------------------

                          Dated as of December 21, 2004

                          -----------------------------

                         DEUTSCHE BANK SECURITIES INC.,
                  as SOLE LEAD ARRANGER and SOLE BOOK MANAGER,

                                       and

   DEUTSCHE BANK SECURITIES INC., as Syndication Agent and Documentation Agent

                             [LOGO OF DEUTSCHE BANK]

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                FIRST-LIEN CREDIT AGREEMENT, dated as of December 21, 2004, among RCN CORPORATION, a Delaware corporation (the "Borrower"), the Lenders party hereto from time to time, and DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as Administrative Agent (in such capacity, the "Administrative Agent"). All capitalized terms used herein and defined in Section 11 are used herein as therein defined.

                              W I T N E S S E T H:

                WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;

                NOW, THEREFORE, IT IS AGREED:

                SECTION 1. Amount and Terms of Credit.

                1.01 The Commitments. Subject to and upon the terms and conditions set forth herein, each Lender with a Term Loan Commitment severally agrees to make a term loan or term loans (each a "Term Loan" and, collectively, the "Term Loans") to the Borrower in an amount equal to such Lender's Term Loan Percentage, which Term Loans (i) shall be incurred pursuant to a single drawing on the Initial Borrowing Date, (ii) shall be denominated in Dollars, (iii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Term Loans comprising the same Borrowing shall at all times be of the same Type, and (B) unless either the Administrative Agent otherwise agrees in its sole discretion or has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), prior to the 90th day following the Initial Borrowing Date, Term Loans may only be incurred and maintained as, and/or converted into, Eurodollar Loans so long as all such outstanding Eurodollar Loans are subject to an Interest Period of one month which begins and ends on the same day with the first such Interest Period to begin no sooner than three Business Days after the Initial Borrowing Date, and
(iv) shall be made by each such Lender in that aggregate principal amount which does not exceed the Term Loan Commitment of such Lender on the Initial Borrowing Date. Once repaid, Term Loans incurred hereunder may not be reborrowed.

                1.02 Minimum Amount of Borrowing. The aggregate principal amount of each Borrowing of Term Loans shall not be less than the Minimum Borrowing Amount. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans.

                1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur (x) Eurodollar Loans hereunder, it shall give the Administrative Agent at the Notice Office at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder, it shall give the Administrative Agent at the Notice Office at least one Business Day's prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each a "Notice of Borrowing"),

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except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Term Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), and (iii) whether the Term Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Term Loans notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Term Loans, the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent in good faith to be from an Authorized Representative of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice of such Borrowing or prepayment of Term Loans, as the case may be, absent manifest error.

                1.04 Disbursement of Funds. On the Initial Borrowing Date, each Lender with a Term Loan Commitment will make available its pro rata portion (determined in accordance with Section 1.07) of the Total Term Loan Commitment. All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the Initial Borrowing Date that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on the Initial Borrowing Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the Initial Borrowing Date and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Term Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Term Loans hereunder or to prejudice any rights which the

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Borrower may have against any Lender as a result of any failure by such Lender to make Term Loans hereunder.

                1.05 Term Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Term Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to
Section 13.15 and shall, if requested by such Lender, also be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each a "Term Note" and, collectively, the "Term Notes").

                (b) The Term Note issued to each Lender that has a Term Loan Commitment or outstanding Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the Term Loans made by such Lender on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding Term Loans of such Lender at such time) and be payable in the outstanding principal amount of Term Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                (c) Each Lender will note on its internal records the amount of each Term Loan made by it and each payment in respect thereof and prior to any transfer of any of its Term Notes will endorse on the reverse side thereof the outstanding principal amount of Term Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Term Loans.

                (d) Notwithstanding anything to the contrary contained above in this Section 1.05 or elsewhere in this Agreement, Term Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Term Notes. No failure of any Lender to request or obtain a Term Note evidencing its Term Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Term Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Term Note evidencing its outstanding Term Loans shall in no event be required to make the notations otherwise described in preceding clause (e). At any time when any Lender requests the delivery of a Term Note to evidence any of its Term Loans, the Borrower shall promptly execute and deliver to the respective Lender the requested Term Note in the appropriate amount or amounts to evidence such Term Loans.

                1.06 Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Term Loans into a Borrowing of another Type of Term Loan, provided that, (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into

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Base Rate Loans only on the last day of an Interest Period applicable to the
Term Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) unless the Administrative Agent otherwise agrees in its sole discretion or has determined that the Syndication Date has occurred (at which time this clause (iii) shall no longer be applicable), prior to the 90th day following the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans shall be subject to the provisions of clause (B) of the proviso in Section 1.01(iii), and (iv) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each a "Notice of Conversion/Continuation") in the form of Exhibit A-2, appropriately completed to specify the Term Loans to be so converted, the Borrowing or Borrowings pursuant to which such Term Loans were incurred and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Term Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Term Loans being converted.

                1.07 Pro Rata Borrowings. All Borrowings of Term Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Term Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Term Loans hereunder and that each Lender shall be obligated to make the Term Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Term Loans hereunder.

                1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06 or 1.09, as applicable, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate each as in effect from time to time.

                (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time during such Interest Period plus the Eurodollar Rate for such Interest Period.

                (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Term Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Term Loans and (y)

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the rate which is 2% in excess of the rate otherwise applicable to Term Loans that are maintained at Base Rate Loans from time to time, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate otherwise applicable to Term Loans that are maintained as Base Rate Loans from time to time. Interest that accrues under this Section 1.08(c) shall be payable on demand.

                (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, (x) quarterly in arrears on each Quarterly Payment Date, (y) on the date of any repayment or prepayment in full of all outstanding Base Rate Loans, and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each Eurodollar Loan, (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the respective Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                1.09 Interest Periods for Eurodollar Loans. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower (but otherwise subject to the provisions of clause (B) of the proviso in Section 1.01(iii), be a one, two, three or six month period or, to the extent agreed by all Lenders with Term Loans, a nine or twelve month period, provided that (in each case):

                (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

                (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

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                (iv)    if any Interest Period for a Eurodollar Loan would
        otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                (v) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence;

                (vi) no Interest Period shall be selected which extends beyond the Final Maturity Date; and

                (vii) no Interest Period in respect of any Borrowing of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of such Term Loans will be required to be made under
        Section 4.02(b) if the aggregate principal amount of such Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Term Loans then outstanding less the aggregate amount of such required repayment.

                If by 12:00 Noon (New York time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                1.10 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Term Loans or the Term Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits or capital or franchise taxes imposed in lieu thereof of such Lender or, in the

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        case of a Lender that is a flow-through entity for tax purposes, a member or a partner of such Lender, pursuant to the laws of the country or national jurisdiction (or any political subdivision thereof) in which it is organized or in which its principal office or applicable lending office is located) (the preceding sentence shall not apply to increased costs with respect to Taxes which are addressed in Section 4.04) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Effective Date affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market; or

                (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, but subject to Section 13.17, the Borrower agrees to pay to such Lender, upon such Lender's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for and the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii), the Borrower may, and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii), the Borrower shall, either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more

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than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

                (c) If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrower agrees to pay to such Lender, upon its written demand therefor, but subject to the provisions of
Section 13.17 (to the extent applicable), such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

                1.11 Compensation. Subject to Section 13.17, the Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 4.01, Section
4.02 or as a result of an acceleration of the Term Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay Eurodollar Loans when required by the terms of this Agreement or any Term Note held by such Lender or (y) any election made pursuant to Section 1.10(b).

                1.12 Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Term Loans or Letters of Credit affected by such event with the object of avoiding the consequence of the event giving rise to the operation of such Section, provided that such designation is made on such terms that such Lender and its lending office suffer no economic,

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legal or regulatory disadvantage. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.06 and 4.04.

                1.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Term Loans,
(y) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs or requires the Borrower to pay any amounts under Section 4.04, in each case in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), will exist immediately after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Administrative Agent (or, at the option of the Borrower, if the circumstances described above in this Section 1.13, or the consents required of the respective Lender as described above, relate to only a single Tranche hereunder, to replace only the Commitments and related outstandings and/or participations of the respective Tranche of the Replaced Lender with a Replacement Lender as described herein), provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among the Borrower, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Term Loans of, and in each case participations in Letters of Credit by, the Replaced Lender (or all of the foregoing relating to the Tranche of the Replaced Lender being replaced, in the event that the replacement is not in respect of all Tranches) and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Term Loans of the Replaced Lender (unless the Replaced Lender is not being replaced with respect to such Tranche), (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time (unless the Replaced Lender is not being replaced with respect to such Tranche) and
(III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01 (except to the extent that such Fees relate to a Tranche with respect to which the Replaced Lender is not being replaced) and (y) unless the Replaced Lender is not being replaced with respect the L/C Commitment, each Issuing Lender an amount equal to such Replaced Lender's L/C Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Lender and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than (x) those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid and (y) those relating to a Tranche where the respective Replaced Lender is not being replaced) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender (if it is acquiring Term Loans or any Term Loan Commitment pursuant to the respective replacement), delivery to the Replacement Lender of the appropriate Term Note or Term Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder (with respect to any Tranche or Tranches with respect to which it is being replaced), except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Lender.

                SECTION 2. Letters of Credit.

                2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 60th day prior to the Final Maturity Date, for the account of the Borrower and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as is reasonably acceptable to such Issuing Lender, and (y) sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only.

                (b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 60th day prior to the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, provided that no Issuing Lender shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

                (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect with respect to such Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it; or

                (ii) such Issuing Lender shall have received from the Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit notice of the type described in the second sentence of Section 2.03(b).

                2.02 Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed the Total L/C Commitment at such time, and (ii) each Letter of Credit shall by its terms terminate (x) in the case of standby Letters of Credit, on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit shall be extendible for successive periods of up to 12 months, but, in each case, not beyond the tenth Business Day prior to the Final Maturity Date, on terms acceptable to the respective Issuing Lender) and (B) ten Business Days prior to the Final Maturity Date, and (y) in the case of trade Letters of Credit, on or before the earlier of (A) the date which occurs 180 days after the date of issuance thereof and (B) 30 days prior to the Final Maturity Date.

                2.03 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least five Business Days' (or such shorter period as is acceptable to such Issuing Lender) written notice thereof (including by way of facsimile). Each notice shall be in the form of Exhibit C, appropriately completed (each a "Letter of Credit Request").

                (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower to the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.02. Unless the respective Issuing Lender has received notice from the Borrower, any other Credit Party or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in
Section 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender's usual and customary practices. Upon the issuance of or modification or amendment to any standby Letter of Credit, each Issuing Lender shall promptly notify the Borrower and the Administrative Agent, in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such Letter of Credit or the respective modification or amendment thereto, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the Participants, in writing, of such issuance, modification or amendment, and if so requested by a Participant the Administrative Agent shall furnish such Participant with a copy of such issuance, amendment or modification. On the first Business Day of each week, each Issuing Lender shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate outstandings of trade Letters of Credit issued by such Issuing Lender for the immediately preceding week. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists with respect to an L/C Lender, no Issuing Lender shall be required to issue any Letter of Credit unless such Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Lender's risk with respect to the participation in Letters of Credit by the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' L/C Percentage of the Letter of Credit Outstandings.

                (c) The initial Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the respective Issuing Lender.

                2.04 Letter of Credit Participations. (a) Immediately upon the issuance by an Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each L/C Lender, and each such L/C Lender (in its capacity under this Section 2.04, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's L/C Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the L/C Commitments or L/C Percentages of the Lenders pursuant to Section 1.13 or 13.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new L/C Percentages of the assignor and assignee Lender, as the case may be.

                (b) In determining whether to pay under any Letter of Credit, no Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                (c) In the event that an Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant's L/C Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 12:00 Noon (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Lender in Dollars such Participant's L/C Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its L/C Percentage of the amount of such payment available to the respective Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Term Loans that are maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to an Issuing Lender its L/C Percentage of any payment under any Letter of Credit issued by such Issuing Lender shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its L/C Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant's L/C Percentage of any such payment.

                (d) Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the respective Participants pursuant to clause (c) above, such Issuing Lender shall pay to each such Participant which has paid its L/C Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                (e) Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

                (f) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

                (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                (v)     the occurrence of any Default or Event of Default.

                2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "Unpaid Drawing"), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin as in effect from time to time for Term Loans that are maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin for Term Loans that are maintained as Base Rate Loans as in effect from time to time plus 2%, with such interest to be payable on demand. Each Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

                (b) The obligations of the Borrower under this Section 2.05 to reimburse each Issuing Lender with respect to drafts, demands and other presentations for payment under Letters of Credit issued by it (each a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any Subsidiary of the Borrower may have or have had against any Lender (including in its capacity as an Issuing Lender or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                2.06 Increased Costs. If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by the NAIC or by any such governmental authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits or capital or franchise taxes imposed in lieu thereof of such Issuing Lender or such Participant or, in the case of an Issuing Lender or Participant that is a flow-through entity for tax purposes, a member or a partner of such Issuing Lender or Participant, pursuant to the laws of the country or national jurisdiction (or any political subdivision thereof) in which it is organized or in which its principal office or applicable lending office is located), then, upon the delivery of the certificate referred to below to the Borrower by any Issuing Lender or any Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrower agrees, subject to the provisions of Section 13.17, to pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital, it being agreed that this Section 2.06 shall not apply to Taxes which are the subject of Section 4.04(a). Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for and the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

                SECTION 3. L/C Commitment Commission; Fees; Reductions of Commitment.

                3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each L/C Lender which is a Non-Defaulting Lender a commitment commission (the "L/C Commitment Commission") for the period from and including the Effective Date to and including the Final Maturity Date (or such earlier date on which the Total L/C Commitment has been terminated) computed at a rate per annum equal to 1/2 of 1% of the Unutilized L/C Commitment of such L/C Lender as in effect from time to time. Accrued L/C Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total L/C Commitment is terminated.

                (b) The Borrower agrees to pay to the Administrative Agent for distribution to each L/C Lender (based on each such Lender's respective L/C Percentage) a fee in respect of each Letter of Credit (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin in respect of the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total L/C Commitment upon which no Letter of Credit remains outstanding.

                (c) The Borrower agrees to pay to the Administrative Agent for distribution to each Lender (based on each such Lender's respective Term Loan Percentage calculated immediately before giving effect to the respective repayment or prepayment) a Prepayment Premium in connection with (x) voluntary prepayments made prior to the third anniversary of the Initial Borrowing Date pursuant to Section 4.01 with proceeds received by the Borrower and its

Subsidiaries from the incurrence of Indebtedness or in anticipation of the incurrence of any Indebtedness and (y) mandatory repayments made prior to the third anniversary of the Initial Borrowing Date pursuant to Sections 4.02(d) and 4.02(e) (other than mandatory repayments of less than $5,000,000 required to be made pursuant to Section 4.02(e) with Net Sale Proceeds from Asset Sales so long as the aggregate amount of all such mandatory repayments does not exceed $5,000,000 per fiscal year).

                (d) The Borrower agrees to pay to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/4 of 1% on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of Facing Fees payable in any twelve-month period for each Letter of Credit shall be not less than $500; it being agreed that, on the day of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total L/C Commitment upon which no Letter of Credit remains outstanding.

                (e) The Borrower agrees to pay to each Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

                (f)     The Borrower agrees to pay to the Administrative
Agent such fees as may be agreed to in writing from time to time by the Borrower or any of its Subsidiaries and the Administrative Agent.

                3.02 Voluntary Termination of Unutilized L/C Commitments. (a) Upon at least three Business Days' prior notice from an Authorized Representative of the Borrower to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized L/C Commitment at such time, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions of the Total L/C Commitment. Each reduction to the Total Unutilized L/C Commitment pursuant to this Section 3.02 shall apply to proportionately and permanently reduce the L/C Commitment of each Lender (based on their respective L/C Percentages).

                (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, subject to its compliance with the requirements of Section 13.12(b), upon five

Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate all of the L/C Commitment and/or the Term Loan Commitment of such Lender, so long as all Term Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (other than any such amounts owing in respect of any Tranche maintained by such Lender which are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time
Schedule I shall be deemed modified to reflect such changed amounts) and such Lender's L/C Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders (unless the respective Lender is not being repaid with respect to its L/C Commitment pursuant to Section 13.12(b)), and at such time, unless the respective Lender continues to have outstanding Term Loans or Commitments of one or more Tranches hereunder, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such repaid Lender.

                3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on December 31, 2004, unless the Initial Borrowing Date has occurred on or prior to such date.

                (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Term Loan Commitment (and the Term Loan Commitment of each Lender) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of Term Loans on such date pursuant to Section 1.01).

                (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total L/C Commitment shall terminate in its entirety upon the earlier of (x) the Final Maturity Date and (y) unless the Required Lenders otherwise agree in writing, the date on which a Change of Control occurs.

                (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date upon which a mandatory repayment of Term Loans pursuant to Section 4.02(c), (d), (e), (f) or (g) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total L/C Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

                (e) Each reduction to, or termination of, the Total L/C Commitment shall be applied to proportionately reduce or terminate, as the case may be, the L/C Commitment of each Lender with a L/C Commitment.

                SECTION 4. Prepayments; Payments; Taxes.

                4.01 Voluntary Prepayments. (a) Subject to Section 3.01(c), the Borrower shall have the right to prepay Term Loans, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, which notice (in each case) shall specify the amount of such prepayment and the Types of Term Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which such Eurodollar Loans were made, and which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each partial prepayment of Term Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $1,000,000 (or such lesser amount as is acceptable to the Administrative Agent), provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans (and same shall automatically be converted into a Borrowing of Base Rate Loans) and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; and (iii) each voluntary prepayment of Term Loans pursuant to this Section 4.01(a) shall be applied to reduce the then remaining Scheduled Repayments of the Term Loans on a pro rata basis (based upon the then remaining unpaid principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto).

                (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Term Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Lender (or owing to such Lender in respect of the Tranche being repaid in the event such Lender is being repaid with respect to a single Tranche only) in accordance with, and subject to the requirements of, said
Section 13.12(b) so long as (I) all Commitments of such Lender (other than Commitments relating to any Tranche with respect to which such Lender is not being replaced or terminated) are terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Commitments), (II) unless such Lender is an L/C Lender that is not being repaid or replaced with respect to its L/C Commitment, such Lender's L/C Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders and (III) the consents, if any, required under
Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained. Each prepayment of any Term Loans pursuant to this Section 4.01(b) shall be applied to reduce the then remaining Scheduled Repayments of the Term Loans on a pro rata basis (based upon the then remaining unpaid principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto).

                4.02 Mandatory Repayments. (a) If the aggregate amount of the Letter of Credit Outstandings exceeds the Total L/C Commitment on any day, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

                (b) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date set forth below (each, a "Scheduled Repayment Date"), the Borrower shall be required to repay that principal amount of Term Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Section 4.01(a), 4.01(b) or 4.02(h), a "Scheduled Repayment"):

            Scheduled Repayment Date                           Amount
-----------------------------------------------             ------------

 March 31, 2005                                             $    825,000
 June 30, 2005                                              $    825,000
 September 30, 2005                                         $    825,000
 December 31, 2005                                          $    825,000

 March 31, 2006                                             $    825,000
 June 30, 2006                                              $    825,000
 September 30, 2006                                         $    825,000
 December 31, 2006                                          $    825,000

 March 31, 2007                                             $    825,000
 June 30, 2007                                              $    825,000
 September 30, 2007                                         $    825,000
 December 31, 2007                                          $    825,000

 March 31, 2008                                             $    825,000
 June 30, 2008                                              $    825,000
 September 30, 2008                                         $    825,000
 December 31, 2008                                          $    825,000

 March 31, 2009                                             $    825,000
 June 30, 2009                                              $    825,000
 September 30, 2009                                         $    825,000
 December 31, 2009                                          $    825,000

 March 31, 2010                                             $    825,000
 June 30, 2010                                              $    825,000
 September 30, 2010                                         $    825,000
 December 31, 2010                                          $    825,000

 March 31, 2011                                             $ 77,550,000
 June 30, 2011                                              $ 77,550,000
 September 30, 2011                                         $ 77,550,000
 Final Maturity Date                                        $ 77,550,000

                (c) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any capital contribution or any sale or issuance of its Equity Interests (other than cash proceeds from the issuance of Equity Interests to members of management or employees of the Borrower in an amount not to exceed $5,000,000 in any fiscal year of the Borrower), an amount equal to 100% of the Net Equity Proceeds of such capital contribution or sale or issuance of equity shall be applied on such date as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i); provided, however, that with respect to no more than $2,500,000 in the aggregate of cash proceeds from any sale or issuance of Qualified Capital Stock in any fiscal year of the Borrower, the Net Equity Proceeds therefrom shall not be required to be so applied on such date so long as no Default and no Event of Default then exists and such Net Equity Proceeds shall be used to make a Permitted Acquisition pursuant to Section 8.17 within 90 days following the date of the issuance of such Qualified Capital Stock, and provided further, that if all or any portion of such Net Equity Proceeds not required to be so applied as provided above in this Section 4.02(c) are not so used within such 90-day period (or such earlier date, if any, as the Borrower or the relevant Subsidiary determines not to use the Net Equity Proceeds as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 4.02(c) without regard to the preceding proviso.

                (d) Subject to Section 3.01(c), in addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any issuance or incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section
9.04 as in effect on the Effective Date), an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied on such date as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i).

                (e) Subject to Section 3.01(c), in addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied on such date as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h); and (i) provided, however, that with respect to the Net Sale Proceeds from the sale of the New York Microwave Subscribers plus no more than $2,500,000 in the aggregate of cash proceeds from other Asset Sales (other than Asset Sales made pursuant to any of clauses (xi), (xii), (xiii), (xiv), (xvii (but only to the extent that such Asset Sale does not relate to assets that constitute New York Microwave Subscribers)), (xviii) and
(xvix) of Section 9.02, the proceeds of which must be applied as provided above without regard to this proviso) in any fiscal year of the Borrower, the Net Sale Proceeds therefrom shall not be required to be so applied on such date so long as no Default and no Event of Default then exists and such Net Sale Proceeds shall be used to purchase assets (other than working capital) used or to be used in the businesses permitted pursuant to Section 9.16 within 365 days following the date of such Asset Sale, and provided further, that if all or any portion of such Net Sale Proceeds not required to be so applied as provided above in this
Section 4.02(e) are not so reinvested within such 365-day period (or such earlier date, if any, as the Borrower or the relevant Subsidiary determines not to reinvest the Net Sale Proceeds from such Asset Sale as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 4.02(e) without regard to the preceding proviso.

                (f) In addition to any other mandatory repayments pursuant to this Section 4.02, on each Excess Cash Payment Date, an amount equal to the Applicable ECF Percentage of the Excess Cash Flow for the related Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i).

                (g) In addition to any other mandatory repayments pursuant to this Section 4.02, within 10 days following each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Recovery Event (other than Recovery Events where the Net Insurance Proceeds therefrom do not exceed $50,000), an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied within such ten day period in accordance with the requirements of Sections 4.02(h) and (i); provided, however, that (i) so long as no Default or Event of Default then exists and such Net Insurance Proceeds do not exceed $5,000,000, an amount equal to such Net Insurance Proceeds shall not be required to be so applied within such ten day period to the extent that the Borrower has delivered a certificate to the Administrative Agent within such ten day period stating that such Net Insurance Proceeds shall be used to replace or restore properties or assets in respect of which such Net Insurance Proceeds were paid within 365 days following the date of the receipt of such Net Insurance Proceeds (which certificate shall set forth the estimates of the Net Insurance Proceeds to be so expended), and
(ii) if the amount of such Net Insurance Proceeds exceeds $5,000,000, then an amount equal to the entire amount of such Net Insurance Proceeds (and not just the portion thereof in excess of $5,000,000) shall be applied as provided above in this Section 4.02(g) without regard to preceding clause (i) of this proviso, and provided further, that if all or any portion of such Net Insurance Proceeds not required to be so applied pursuant to the preceding proviso are not so used within 365 days after the date of the receipt of such Net Insurance Proceeds (or such earlier date, if any, as the Borrower or the relevant Subsidiary determines not to reinvest the Net Insurance Proceeds relating to such Recovery Event as set forth above), an amount equal to such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 4.02(g) without regard to the preceding proviso.

                (h) Each amount required to be applied pursuant to Sections 4.02(c), (d), (e), (f) and (g) in accordance with this Section 4.02(h) shall be applied (i) first, as a mandatory repayment of principal of outstanding Term Loans, and (ii) second, to the extent in excess of the amounts required to be applied pursuant to preceding clause (i), as a mandatory and permanent reduction to the Total L/C Commitment. The amount of each principal repayment of outstanding Term Loans made as required by this Sections 4.02(h) shall be applied to reduce the then remaining Scheduled Repayments on a pro rata basis (based upon the then remaining unpaid principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto).

                (i) With respect to each repayment of Term Loans required by this Section 4.02, the Borrower may designate the Types of Term Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings to which such Eurodollar Loans were made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be automatically converted into a Borrowing of Base Rate Loans; and (iii) each repayment of any Term Loans made pursuant to a Borrowing shall be applied pro rata among such Term Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

                (j) In addition to any other mandatory repayments pursuant to this Section 4.02, (i) all then outstanding Term Loans shall be repaid in full on the Final Maturity Date and (ii) unless the Required Lenders otherwise agree in writing, all then outstanding Term Loans shall be repaid in full on the date on which a Change of Control occurs.

                4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement and under any Term Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Term Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                4.04 Net Payments. (a) All payments made by the Borrower hereunder and under any Term Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income, net profits or capital or franchise taxes imposed in lieu thereof of a Lender or, in the case of a Lender or Administrative Agent that is a flow-through entity for tax purposes, a member or a partner of such Lender or Administrative Agent, pursuant to the laws of the country or national jurisdiction (or any political subdivision thereof) in which it is organized or the country or national jurisdiction (or any political subdivision thereof) in which the principal office or applicable lending office of such Lender is located) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed on payments made by the Borrower hereunder and under the Term Note, the Borrower agrees to pay the full amount of such Taxes to the appropriate taxing authority, and shall pay to the applicable Lender or, in the case of a Lender or Administrative Agent that is a flow-through entity for tax purposes, a member or a partner of such Lender or Administrative Agent, such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Term Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Term Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts or other evidence reasonably satisfactory to the Administrative Agent evidencing such payment by such Borrower. The Borrower agrees to indemnify and hold harmless each Lender or, in the case of a Lender or Administrative Agent that is a flow-through entity for tax purposes, a member or a partner of such Lender or Administrative Agent, and reimburse such Lender or, in the case of a Lender or Administrative Agent that is a flow-through entity for tax purposes, a member or a partner of such Lender or Administrative Agent, upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender or, in the case of a Lender or Administrative Agent that is a flow-through entity for tax purposes, a member or a partner of such Lender or Administrative Agent.

                (b) The Administrative Agent and each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) in the case of each such Lender, two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Term Note, (ii) in the case of each such Lender, if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Term Note , or (iii) in the case of the Administrative Agent and each such Lender, if a Lender or the Administrative Agent is a foreign intermediary or flow-through entity for U.S. federal income tax purposes, two accurate and complete signed copies of Internal Revenue Service Form W-8IMY (and all necessary attachments) establishing a complete exemption from United States withholding tax with respect to payments made to the Administrative Agent or the applicable Lender as the case may be under this Agreement and under any Term Note. In addition, each Lender and the Administrative Agent agree that from time to time after the Effective Date, when a lapse in time or change in circumstances or law renders the previous certification obsolete, invalid or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate or Form W-8IMY (with respect to foreign intermediary or flow through entity), as the case may be, and such other forms and necessary attachments as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Term Note, or such Lender shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Each Lender and the Administrative Agent that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income taxes (other than a Lender or Administrative Agent that may be treated as an exempt recipient based on the indicators described in U.S. Treasury Regulation Section 1.6049-4(c)(1)(ii) except to the extent required by Treasury Regulation Section 1.1441-(1)(d)(4) (and any successor provision)) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date or, in the case of such a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender and at the other times described above with respect to Lenders that are not United States persons, two accurate and complete original signed copies of U.S. Internal Revenue Service Form W-9 (or successor forms) certifying to such Lender's and/or Administrative Agent's entitlement as of such date to a complete exemption from United States backup withholding tax with respect to payments to be made under this Agreement and under any other Credit Document. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to
Section 4.04(a) to gross-up payments to be made to a Lender in respect of withholdings, income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause
(ii) above, to the extent that such forms provided by such Lender do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

                (c) If the Administrative Agent has not provided to the Borrower the U.S. Internal Revenue Service Forms required to be provided to the Borrower pursuant to Section 4.04(b) hereof, the Administrative Agent shall deliver such U.S. Internal Revenue Service Forms within 30 days following written notice from the Borrower to the Administrative Agent requesting the same; provided, however, that if the Administrative Agent does not deliver such U.S. Internal Revenue Service Forms within such 30-day period, the Administrative Agent shall, upon the subsequent written request of the Borrower, designate an affiliate or another Lender that is a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) to serve as the Administrative Agent, subject to such designation not having an adverse effect on the Administrative Agent and subject to the internal policy considerations of the Administrative Agent, each to be determined in the sole discretion of the Administrative Agent; provided further, however, that if the Administrative Agent is unwilling or unable (within its sole discretion) to make such appointment, the Borrower shall have the right to cause the Administrative Agent to resign in accordance with Section 12.09 hereof.

                (d)     If the Borrower pays any additional amount under this
Section 4.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this
Section 4.04(d) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 4.04 without any exclusions or defenses; (iii) subject to Section 13.16, nothing in this Section 4.04(d) shall require the Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns); and (iv) no Lender shall be required to pay any amounts pursuant to this Section 4.04(d) at any time which a Default or Event of Default exists.

                SECTION 5. Conditions Precedent to Credit Events on the Initial Borrowing Date. The obligation of each Lender with a Term Loan Commitment to make Loans, and the obligation of each Issuing Lender to Issue Letters of Credit, on the Initial Borrowing Date, are subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

                (a) Effective Date; Term Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate Term Note executed by the Borrower in the amount, maturity and as otherwise provided herein.

                (b) Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received from the Borrower a certificate, dated such date and signed on behalf of the Borrower by an Authorized Representative of the Borrower, certifying on behalf of the Borrower that all of the conditions in each of Sections 5.01(f), (g), (h), (i), (j), (m) and (t) and 6, have been satisfied on such date.

                (c) Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received from (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Credit Parties, an opinion addressed to each Agent and the Lenders and dated the Initial Borrowing Date substantially in the form of Exhibit E-1 (ii) Deborah M. Royster, general counsel to the Credit Parties, an opinion addressed to each Agent and the Lenders and dated the Initial Borrowing Date substantially in the form of Exhibit E-2 and (iii) from local counsel to the Credit Parties reasonably satisfactory to the Administrative Agent practicing in those jurisdictions in which Mortgaged Properties are located and/or Credit Parties are organized (if organized other than under the laws of Delaware or New York), which opinions shall be addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date and shall cover the perfection of the security interests and/or liens granted pursuant to the relevant Security Documents (and matters relating to the organization, good standing and due authorization, execution and delivery of the various Credit Documents in the case of any Credit Party organized in that jurisdiction) and such other opinions as the Administrative Agent may reasonably request and shall be in form and substance reasonably satisfactory to the Administrative Agent.

                (d) Second-Lien Note Indenture. On the Initial Borrowing Date, the Second-Lien Note Indenture shall have been executed and delivered by the parties thereto and shall be in full force and effect, and the Borrower shall have received gross cash proceeds of $125,000,000 from the issuance of Second-Lien Notes thereunder, the full amount of which proceeds the Borrower shall utilize to make payments owing in connection with the Transaction contemporaneously with the utilization by the Borrower of any proceeds of Term Loans for such purpose. The Administrative Agent shall have received true and correct copies of all Second-Lien Note Documents, certified as such by an Authorized Representative of the Borrower, the Second-Lien Note Documents and all terms and conditions thereof (including, without limitation, amortization, maturities, interest rates, covenants, defaults, remedies, guaranties and guarantors) shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders, and all conditions precedent under the Second-Lien Note Documents shall have been satisfied, and not waived unless consented to by the Administrative Agent and the Required Lenders, to the satisfaction of the Administrative Agent and the Required Lenders.

                (e) Third-Lien Credit Agreement. On the Initial Borrowing Date, the Third-Lien Credit Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect. The Administrative Agent shall have received true and correct copies of all Third-Lien Credit Documents, certified as such by an Authorized Representative of the Borrower, the Third-Lien Credit Documents and all terms and conditions thereof (including, without limitation, amortization, maturities, interest rates, covenants, defaults, remedies, guaranties and guarantors) shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders, and all conditions precedent to the Third-Lien Credit Documents shall have been satisfied, and not waived unless consented to by the Administrative Agent and the Required Lenders, to the satisfaction of the Administrative Agent and the Required Lenders. All security interests and related filings with respect to any predecessor agreement must be terminated, with new filings relating to security granted by the Borrower to be sequenced as provided in the Intercreditor Agreement.

                (f) Adverse Change. On the Initial Borrowing Date, there shall not have occurred (and neither the Administrative Agent nor the Required Lenders shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

                (g) Litigation. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or, to the knowledge of the Borrower, threatened with respect to (i) the Transaction or any documentation executed in connection therewith (including any Credit Document) or the transactions contemplated thereby or (ii) which is, or could reasonably be expected to have, a Material Adverse Effect.

                (h) Governmental Approvals; etc. On or prior to the Initial Borrowing Date, (A) all necessary governmental (domestic (including those of the Bankruptcy Court) and foreign) and third party approvals in connection with the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Administrative Agent, (B) all necessary material governmental (domestic and foreign) and third party approvals in connection with any Existing Indebtedness which is to remain outstanding after the Initial Borrowing Date and the consummation of the Transaction shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Administrative Agent and (C) all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the making of the loans and the transactions contemplated by the Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed by any governmental authority or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the Transaction or the making of the loans, the issuance of Letters of Credit or the transactions contemplated by the Documents.

                (i) Fees, etc. On the Initial Borrowing Date, the Borrower shall have paid to the Agents and the Lenders all costs, fees and expenses (including, without limitation, legal fees and expenses of the Agents and their affiliates incurred prior to the Initial Borrowing Date) payable to the Agents and the Lenders or otherwise payable in respect of the Transaction to the extent then due.

                (j) Operating in Ordinary Course. During the period from May 24, 2004 through the Initial Borrowing Date, the Borrower and its subsidiaries shall have been operated in the ordinary course (recognizing that certain changes in the way the Borrower and its subsidiaries operate may be required as a result of operating in a Chapter 11 proceeding) and there shall not have been sold any material assets of the Borrower and its subsidiaries other than in the ordinary course and consistent with past practice or as otherwise approved by the Administrative Agent and the Required Lenders.

                (k) Management. On the Initial Borrowing Date, the Administrative Agent and the Required Lenders shall be satisfied with the management of the Borrower and its Subsidiaries.

                (l) Corporate Documents; Proceedings; etc. (i) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by an authorized officer of each Credit Party and attested to by the Secretary or any Assistant Secretary of such Credit Party, substantially in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation, by-laws or equivalent organizational documents of such Credit Party, and the resolutions of such Credit Party authorizing the transactions referred to herein and occurring on or prior to the Initial Borrowing Date.

                (ii) All corporate, partnership, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be in form and substance reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                (m) The Transaction, etc. (i) On or prior to the Initial Borrowing Date, (i) there shall have been delivered to the Administrative Agent true and correct copies of the Confirmation Order (which shall be a Final Order), the Plan of Reorganization, the Disclosure Statement and the other Plan Documents, which Confirmation Order, Plan of Reorganization, Disclosure Statement and other Plan Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and shall be in full force and effect on the Initial Borrowing Date (and with the Confirmation Order, the Plan of Reorganization and the Disclosure Statement also to be certified by the Bankruptcy Court), (ii) there shall have been delivered to the Administrative Agent a true and correct copy of the Notice of Plan Effective Date, which Notice of Plan Effective Date shall be in form and substance reasonably satisfactory to the Administrative Agent, shall have been entered by the Bankruptcy Court, shall be in full force and effect and shall not be subject to any stay, (iii) all conditions precedent to the effective date of the Plan of Reorganization shall have been satisfied (and not waived without the consent of the Administrative Agent and the Required Lenders) to the reasonable satisfaction of the Administrative Agent, (iv) the effective date of the Plan of Reorganization shall have occurred and the Plan of Reorganization shall have been substantially consummated, and (v) no request to revoke the Confirmation Order shall be pending before the Bankruptcy Court.

                (ii) On the Initial Borrowing Date and prior to or concurrently with the incurrence of the Term Loans hereunder, each element of the Transaction shall have been consummated in accordance with the Plan of Reorganization, the other applicable Plan Documents and all applicable laws.

                (iii) On the Initial Borrowing Date, (x) the aggregate amount of proceeds received by the Borrower from the Term Loans incurred on the Initial Borrowing Date when added to the net cash proceeds received by the Borrower from the issuance of the Second-Lien Notes, shall be sufficient to make all cash payments required to be made pursuant to the Plan of Reorganization, (y) the Borrower shall have at least $115,000,000 of unrestricted cash and/or Cash Equivalents on hand after making all cash payments required to be made pursuant to the Plan of Reorganization and (z) the Administrative Agent shall have received evidence, in form, scope and substance reasonably satisfactory to it, that the matters set forth above in this Section 5.01(m)(iii) have been satisfied on such date.

                (n) Existing Indebtedness and Preferred Equity. On the Initial Borrowing Date and after giving effect to the consummation of the Transaction, the Borrower and its Subsidiaries shall have no outstanding preferred equity or Indebtedness, except for (i) Indebtedness pursuant to (or in respect of) the Credit Documents, (ii) Indebtedness pursuant to (or in respect
of) the Second-Lien Note Documents, (iii) Indebtedness (not to exceed $38,500,000 in original aggregate principal amount) pursuant to (or in respect
of) the Third-Lien Credit Documents and (iv) such other outstanding Indebtedness of the Borrower and its Subsidiaries permitted pursuant to Section 9.04. On and as of the Initial Borrowing Date, all Indebtedness to remain outstanding as described in the immediately preceding sentence shall remain outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any breach, required repayment, required offer to purchase, default, event of default or termination rights existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby and there shall not be any amendments or modifications to the documents governing any Existing Indebtedness that are adverse to the interests of the Lenders (other than as requested or approved by the Administrative Agent). On and as of the Initial Borrowing Date, the Administrative Agent shall be satisfied with the amount of and the terms and conditions of all Indebtedness described above in this Section 5.01(n).

                (o) Subsidiaries Guaranties. On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty substantially in the form of Exhibit M (as amended, modified, restated and/or supplemented from time to time, the "Subsidiaries Guaranty"), guaranteeing all of the obligations of the Borrower as more fully provided therein, and the Subsidiaries Guaranty shall be in full force and effect.

                (p) Pledge Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit G (as amended, modified or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral, if any, referred to therein and then owned by such Credit Party, (i) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (ii) together with executed and undated endorsements for transfer in the case of equity interests constituting certificated Pledge Agreement Collateral, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Pledge Agreement have been taken and the Pledge Agreement shall be in full force and effect.

                (q) Security Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit H (as amended, modified or supplemented from time to time, the "Security Agreement") covering all of such Credit Party's Security Agreement Collateral, together with:

                (i) proper financing statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement, with arrangements having been made by the Borrower which are satisfactory to the Administrative Agent to ensure that such financing statements are filed before any financing statements are filed in connection with the Second-Lien Note Documents or the Third-Lien Credit Documents;

                (ii) certified copies of requests for information or copies (Form UCC-11), or equivalent reports as of a recent date, listing all effective financing statements that name the Borrower or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above and in such other jurisdictions in which Collateral is located on the Initial Borrowing Date, together with copies of such other financing statements that name the Borrower or any of its Subsidiaries as debtor (none of which shall cover any of the Collateral except (x) to the extent evidencing Permitted Liens or (y) those in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing);

                (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests intended to be created by the Security Agreement; and

                (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken, and the Security Agreement shall be in full force and effect.

                (r) Mortgages; Title Insurance; Surveys; etc. On the Initial Borrowing Date, the Collateral Agent shall have received:

                (i) fully executed counterparts of a Mortgage, in form and substance reasonably satisfactory to the Administrative Agent, which Mortgage shall cover the Real Property owned or leased by the Borrower or a Subsidiary Guarantor and designated as a "Mortgaged Property" on Schedule III, together with evidence that counterparts of such

Mortgage have been delivered to the title insurance company insuring the Lien of such Mortgage for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent desirable, to effectively create a valid and enforceable first priority mortgage lien, subject only to Permitted Encumbrances, on the Mortgaged Property described therein in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

                (ii) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall be reasonably deemed necessary by the Administrative Agent in order for the owner or holder of the fee interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

                (iii) a Mortgage Policy relating to the Mortgage on each Mortgaged Property referred to above issued by a title insurer reasonably satisfactory to the Collateral Agent and in amounts satisfactory to the Collateral Agent and assuring the Collateral Agent that the Mortgage on such Mortgaged Property is a valid and enforceable first priority mortgage lien on such Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances, and such Mortgage Policy shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and shall include, as appropriate, an endorsement for future advances under this Agreement and the Term Notes and for any other matter that the Collateral Agent in its discretion may reasonably request, shall not include a survey exception or an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as the Collateral Agent in its discretion may reasonably request;

                (iv) such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be required to induce the title company to issue the Mortgage Policies referred to in subsection (iii) above;

                (v) evidence reasonably acceptable to the Collateral Agent of payment by the Borrower of all Mortgage Policy premiums in respect of such Mortgage Property, search and examination charges, and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of such Mortgages and issuance of such Mortgage Policies;

                (vi) to the extent requested by the Administrative Agent, a copy of a recent survey of each Mortgaged Property;

                (vii) to the extent requested by the Collateral Agent, copies of all leases in which the Borrower holds the lessor's interest or other agreements relating to possessory interests, if any; provided that, to the extent any of the foregoing affect such Mortgaged Property, such agreements shall be subordinate to the Liens of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement (with any such agreement being reasonably acceptable to the Administrative Agent); and

                (viii) flood certificates covering such Mortgaged Property in form and substance acceptable to the Administrative Agent, and certifying whether or not each such Mortgaged Property is located in a flood hazard area, as determined by reference to the applicable FEMA map.

                (s) Intercreditor Agreement. Each Credit Party, the Administrative Agent, the Second-Lien Administrative Agent, the Third-Lien Administrative Agent, the Collateral Agent, the Second-Lien Collateral Agent and the Third-Lien Collateral Agent shall have duly authorized, executed and delivered the Intercreditor Agreement in the form of Exhibit I hereto (as amended, modified, restated and/or supplemented from time to time, the "Intercreditor Agreement"), and the Intercreditor Agreement shall be in full force and effect.

                (t) Financial Statements; etc. (i) On or prior to the Initial Borrowing Date, the Administrative Agent and the Lenders shall have received true and correct copies of the historical financial statements, the pro forma financial statements and the Projections referred to in Sections 7.05(a) and (d), which historical financial statements, pro forma financial statements and Projections shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

                (ii) On or prior to the Initial Borrowing Date, the Agents and the Lenders shall have received (x) interim quarterly (and year to date) consolidated financial statements of the Borrower and its Subsidiaries for each fiscal quarter ended (1) after the date of the last financial statements for such Persons previously furnished to the Agents and the Lenders pursuant to
Section 7.05(a), and (2) at least 45 days prior to the Initial Borrowing Date and (y) interim monthly consolidated financial statements of the Borrower and its Subsidiaries for any calendar month ended after the date of the last quarterly financial statements furnished pursuant to preceding clause (x) and at least 10 days prior to the Initial Borrowing Date; provided that the Borrower shall only be required to deliver cash and debt balances and a flash income statement for the month ended November 30, 2004.

                (u) Solvency Opinion; Insurance Certificates. On the Initial Borrowing Date, the Administrative Agent shall have received:

                (i) a solvency opinion from the chief financial officer of the Borrower in the form of Exhibit J; and

                (ii) certificates of insurance complying with the requirements of Section 8.03 for the business and properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent.

Upon the occurrence of the Initial Borrowing Date, the Administrative Agent shall give each Lender and the Borrower notice that the Initial Borrowing Date has occurred (although the failure to give any such notice shall not affect any Lender's or the Borrower's obligations under this Agreement).

                SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Term Loans (including Term Loans made on the Initial Borrowing Date, but excluding conversions or continuations made in accordance with Sections 1.06 and/or 1.09) and the obligation of an Issuing Lender to issue any Letter of Credit is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

                6.01 No Default; Representations and Warranties At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                6.02 Notice of Borrowings; Letter of Credit Request. Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

                The acceptance of the benefits or proceeds of each Credit Event, in each case, shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5 (with respect to Credit Events occurring on the Initial Borrowing Date) and in this Section 6 (with respect to Credit Events occurring on or after the Initial Borrowing Date) and applicable to such Credit Event exist as of that time. All of the Term Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Term Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent.

                SECTION 7. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Term Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Term Notes and the making of the Term Loans and the issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this
Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such other Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                7.01 Organizational Status. Each of the Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                7.02 Power and Authority. Each Credit Party has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality or the terms of any FCC License or other Governmental Authorization, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents, the Second-Lien Security Documents and the Third-Lien Credit Documents) upon any of the property or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or Term Loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its Subsidiaries.

                7.04 Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (w) those that have otherwise been obtained or made on or prior to the Initial Borrowing Date and which remain in full force and effect on the Initial Borrowing Date, (y) filings which are necessary to perfect the security interests created under the Security Documents, which filings shall have been made (or will be made within ten days of the Initial Borrowing Date), (y) filings which are necessary to perfect the security interests created under the Second-Lien Security Documents, which filings will be made after the filings described in clause (x) and within ten days following the Initial Borrowing Date and (z) filings which are necessary to perfect the security interests created under the Third-Lien Credit Documents, which filings will be made after the filings described in clauses (x) and (y) and within ten days of the Initial Borrowing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

                7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections. (a) (i) The consolidated balance sheets of the Borrower and its subsidiaries as at December 31, 2001, December 31, 2002, December 31, 2003, March 31, 2004, June 30, 2004 and September 30, 2004, and the related consolidated statements of income, cash flows and retained earnings of the Borrower for the fiscal years ended December 31, 2001, 2002 and 2003 and the six- and nine-month periods ended June 30, 2004 and September 30, 2004, copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the consolidated financial position of the Borrower at the dates of such balance sheets and the consolidated results of the operations of the Borrower for the periods covered thereby. All interim monthly or quarterly financial statements furnished to the Administrative Agent and the Lenders prior to the Initial Borrowing Date, as the case may be, present fairly in all material respects in accordance with GAAP the consolidated results of the operations of the Borrower and its Subsidiaries, for the periods covered thereby (except, in the case of the aforementioned quarterly or monthly financial statements, for normal year-end audit adjustments and the absence of footnotes). All of the foregoing historical financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except, in the case of the aforementioned quarterly or monthly financial statements, for normal year-end audit adjustments and the absence of footnotes).

                (ii) The Pro Forma Financials, copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, present in all material respects the pro forma consolidated financial position and results of operations of the Borrower and its Subsidiaries (after giving effect to the Transaction) as at the dates and for the periods covered thereby.

                (b) On and as of the Initial Borrowing Date and after giving effect to the Transaction and to all Indebtedness (including the Term Loans and Indebtedness incurred pursuant to the Second-Lien Note Indenture and the Third-Lien Credit Agreement) being incurred or assumed and Liens created by the Credit Parties in connection therewith (i) the sum of the assets, at a fair valuation, of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed their respective debts, (ii) each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their respective ability to pay such debts as such debts mature, and (iii) the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct their respective businesses. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a) there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower or any of its Subsidiaries. As of the Initial Borrowing Date, the Borrower knows of no basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) or referred to in the immediately preceding sentence which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower or any of its Subsidiaries.

                (d) The Projections delivered to the Administrative Agent and the Lenders on or prior to the Initial Borrowing Date, as the case may be, have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information known to the Borrower regarding the matters reported therein. On the Initial Borrowing Date, the Borrower believes that the Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and such differences may be material.

                (e) Since December 31, 2003, there has been no changes, events and/or occurrences that have had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                7.06 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened (i) with respect to the Transaction or any Document or (ii) that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

                7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

                7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Term Loans will be used by the Borrower to finance, in part, the Transaction and to pay the fees and expenses relating to the Transaction.

                (b) All proceeds of any Letters of Credit will be used for the purposes described in Section 2.01(a).

                (c) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Term Loan or the issuance of any Letter of Credit, nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                7.09 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all federal income tax and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by, or with respect to the income, properties or operations of, the Borrower and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. Each of the Borrower and each of its Subsidiaries has paid all taxes and assessments payable by it which have become due, other than (i) those that are immaterial, (ii) those being contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles,
(iii) those discharged pursuant to the Plan of Reorganization and (iv) those payable over time pursuant to the Plan of Reorganization (which taxes and assessments, in the case of this clause (iv) and to the extent due in accordance with the Plan of Reorganization, have been paid in all material respects in accordance with the terms of the Plan of Reorganization). Except as set forth on
Schedule XII, there is no action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. Except as provided in Schedule XII, as of the Initial Borrowing Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Borrower nor any of its Subsidiaries has incurred, nor will any of them incur, any material tax liability in connection with the Transaction or any other transactions contemplated hereby (it being understood that the representation contained in this sentence does not cover any future tax liabilities of the Borrower or any of its Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business).

                7.10 Compliance with ERISA. Schedule IV sets forth, as of the Initial Borrowing Date, the name of each Plan. Each Plan (and each related trust) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received or timely applied for a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code within the preceding six years; neither the Borrower nor any of its Subsidiaries or ERISA Affiliates has ever maintained or contributed to, or had any obligation to maintain or contribute to (or borne any liability with respect to) any "employee pension benefit plan," within the meaning of Section 3(2) of ERISA, that is a "multiemployer plan," within the meaning of Section 3(37) of ERISA, or that is subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA or subject to Title IV of ERISA; neither the Borrower nor any of its Subsidiaries or ERISA Affiliates has any obligation to maintain or contribute to (or borne any liability with respect to) any Foreign Pension Plan; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4204 or 4212 of ERISA or Section 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or, to the knowledge of the Borrower, threatened; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code, except to the extent that any failure to comply could not reasonably be expected to result in a material liability to the Borrower or any Subsidiary of the Borrower; each group health plan (as defined in 45 Code of Federal Regulations
Section 160.103) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder, except to the extent that any failure to comply could not reasonably be expected to result in a material liability to the Borrower or any Subsidiary of the Borrower; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

                7.11 The Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors, has (or will have within ten days of the Initial Borrowing Date) a fully perfected security interest in all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. Following the recordation of (x) the Grant of Security Interest in U.S. Patents, if applicable, and (y) the Grant of Security Interest in U.S. Trademarks, if applicable, in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, the Collateral Agent for the benefit of the Secured Creditors will have, as may be perfected by such filings and recordation, a perfected security interest in the United States trademarks and patents covered by the Security Agreement, and following the recordation of the Grant of Security Interest in U.S. Copyrights, if applicable, in the form attached to the Security Agreement with the United States

Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, the Collateral Agent for the benefit of the Secured Creditors will have, as may be perfected by such filings and recordation, a perfected security interest in the United States copyrights covered by the Security Agreement.

                (b) The security interests created under the Pledge Agreement in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, constitute perfected security interests in the Pledge Agreement Collateral described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledge Agreement Collateral under the Pledge Agreement other than with respect to that portion of the Pledge Agreement Collateral constituting a "general intangible" under the UCC.

                (c) Each Mortgage creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior and prior to the rights of all third Persons (except that the security interest and mortgage lien created on such Mortgaged Property may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens related thereto).

                7.12 Properties. All Real Property having a fair market value, as reasonably estimated by the Borrower, in excess of $1,000,000 that is owned by the Borrower or any of its Subsidiaries as of the Initial Borrowing Date, and the nature of the interest therein, is correctly set forth in Schedule
III. Each of the Borrower and each of its Subsidiaries has good and indefeasible title to all material properties owned by it, including all material property reflected in the most recent historical balance sheets referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

                7.13 Capitalization. On the Initial Borrowing Date, the authorized capital stock of the Borrower consists of 100,000,000 shares of common stock, $0.01 par value, of which 36,020,850 shares are issued and outstanding. All outstanding shares of capital stock of the Borrower have been duly and validly issued and are fully paid and non-assessable.

                7.14 Subsidiaries. On and as of the Initial Borrowing Date and after giving effect to the Transaction, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule V. Schedule V correctly sets forth, as of the Initial Borrowing Date and after giving effect to the Transaction, (i) the percentage ownership (direct and indirect) of the Borrower in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof and (ii) the jurisdiction of organization of each such Subsidiary. All outstanding shares of capital stock or other Equity Interests of each Subsidiary have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. On the Initial Borrowing Date and after giving effect to the Transaction, except as set forth on Schedule V, no Subsidiary of the Borrower has outstanding any securities convertible into or exchangeable for its capital stock or other Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or other Equity Interests or any stock appreciation or similar rights.

                7.15 Compliance with Statutes, etc. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable laws, statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business, the holding of the FCC Licenses and the other Governmental Authorizations and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                7.16 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                7.17 Public Utility Holdings Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holdings Company Act of 1935, as amended.

                7.18 Environmental Matters. (a) Each of the Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the knowledge of the Borrower, threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including, to the Borrower's knowledge, any such claim arising out of the ownership, lease or operation by the Borrower or any of its Subsidiaries of any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Borrower or any of its Subsidiaries, or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including, to the Borrower's knowledge, any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries) or, to the knowledge of the Borrower, any property adjoining or adjacent to any such Real Property that could be reasonably expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or (ii) to cause any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

                (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any property adjoining or adjacent to any Real Property, where such generation, use, treatment, storage, transportation or Release has violated or could be reasonably expected to violate any applicable Environmental Law or give rise to an Environmental Claim.

                (c) Notwithstanding anything to the contrary in this Section 7.18, the representations and warranties made in this Section 7.18 shall be untrue only if the effect of any or all conditions, violations, claims, restrictions, failures and noncompliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                7.19 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause
(i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

                7.20 Intellectual Property, etc. Each of the Borrower and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or rights with respect to the foregoing, necessary for the conduct of its business (the "Business Intellectual Property") without any known conflict with the rights of others arising from the Borrower's or its Subsidiaries' use of the Business Intellectual Property which, or the failure to obtain which, as the case may be, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

                7.21 Indebtedness. Schedule VI sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of the Borrower and its Subsidiaries as of the Initial Borrowing Date (excluding the Term Loans, the Letters of Credit and the Indebtedness incurred pursuant to the Second-Lien Note Indenture and the Third-Lien Credit Agreement) (the "Existing Indebtedness") which is to remain outstanding after giving effect to the Transaction, in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

                7.22 Insurance. Schedule VII sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Initial Borrowing Date, with the amounts insured (and any deductibles) set forth therein.

                7.23 Representations and Warranties in Other Documents. All representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations or warranties were made on and as of such date (it being understood and agreed that any such representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects as of such specified date).

                7.24 FCC Licenses and Other Governmental Authorizations. (a) The Borrower and its Subsidiaries hold all FCC licenses, registrations and authorizations as are necessary to the Borrower's and its Subsidiaries' businesses (collectively, the "FCC Licenses"). Each of the FCC Licenses that is material to the business of the Borrower or any of its Subsidiaries has been validly issued and is in full force and effect. All FCC Licenses in effect on the Initial Borrowing Date and their respective expiration dates are listed and described on Schedule X. The Borrower has no knowledge of any condition imposed by the FCC as part of any FCC License which is neither set forth on the face thereof as issued by the FCC nor contained in the policies, rules and regulations of the FCC applicable generally to business of the type, nature, class or location of the Borrower and its Subsidiaries. The Borrower and its Subsidiaries are in compliance in all material respects with the terms and conditions of the FCC Licenses applicable to it and with applicable policies, rules and regulations of the FCC and the Communications Act of 1934, as amended (the "Communications Act") except to the extent that any failure to comply would not result in a Material Adverse Effect. No proceedings are pending or are, to the knowledge of the Borrower, threatened which may reasonably be expected to result in the revocation, rescission, modification, non-renewal or suspension of any FCC License that is material to the business of the Borrower or any of its Subsidiaries, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to the Borrower or any of its Subsidiaries that would, if such proceedings were decided adversely to the Borrower or the Subsidiaries, have a Material Adverse Effect. All material reports, applications, tariffs and other documents required to be filed by the Borrower or any of its Subsidiaries, as appropriate, with the FCC have in all material respects been timely filed and all such reports, applications, tariffs and documents are true, correct and complete in all material respects. To the knowledge of the Borrower, there are no unsatisfied or otherwise outstanding citations, complaint proceedings, notices of liability or notices of forfeiture issued by the FCC and received by the Borrower or a Subsidiary thereof with respect to the Borrower or any of its Subsidiaries or any of their respective operations.

                (b) In addition to the FCC Licenses issued by the FCC, the Borrower and its Subsidiaries hold all material licenses, certificates, registrations and authorizations issued by any other governmental entity (domestic and foreign) necessary to operate their respective businesses for each line of business of the Borrower or any of its Subsidiaries requiring such authorization and in each jurisdiction in which Borrower or any of its Subsidiaries may be deemed to be conducting their respective businesses under applicable law (collectively, the "Governmental Authorizations"). Each of the Governmental Authorizations has been validly issued and is in full force and effect. The Governmental Authorizations as of the Initial Borrowing Date are listed on Schedule XI, with any expiration date for any such authorization identified on Schedule XI, with authorizations issued by state public service or utility commissions (or analogous state authorities) listed in Part A of Schedule XI and other Governmental Authorizations listed in Part B of
Schedule XI. None of the Governmental Authorizations contain any conditions or limitations outside the normal course that would materially and adversely restrict the operations of the Borrower or any of its Subsidiaries. The Borrower and its Subsidiaries have been and are in compliance in all respects with the terms and conditions of the Governmental Authorizations applicable to them, except to the extent that any failure to comply would not result in a Material Adverse Effect. Other than the proceedings of a general nature, no proceedings are pending or are, to the knowledge of the Borrower, threatened, and, to the Borrower's knowledge, no event has occurred, which may reasonably be expected to result in the revocation, rescission, adverse modification, non-renewal or suspension of any Governmental Authorization that is material to the business of the Borrower or any of its Subsidiaries, the denial of any pending applications therefor, the issuance of any cease and desist order, or the imposition of any material fines, forfeitures, or other administrative actions by a governmental entity. All material reports, applications, tariffs and other documents required to be filed by the Borrower or any of its Subsidiaries, as appropriate, with the governmental entity issuing a Government Authorization have in all material respects been timely filed, and all such reports, applications, tariffs and documents are true, correct and complete in all material respects. To the knowledge of the Borrower, there are no material unsatisfied or otherwise outstanding citations issued by any governmental entity and received by the Borrower or a Subsidiary thereof with respect to the Borrower or any of its Subsidiaries. Schedule XI separately lists all pending applications for certificates or other authorizations from any state public service or utility commission (or analogous state authority).

                (c) The transactions contemplated herein, under applicable law (including the Communications Act) and the applicable policies, rules, regulations and practices of the FCC and other governmental entities, would not disqualify the Borrower or any of its Subsidiaries as an assignee or transferee of the FCC Licenses or the Governmental Authorizations or result in the imposition of any materially adverse condition on or modification of the FCC Licenses or the Governmental Authorizations.

                7.25 Intercreditor Agreement. Assuming that the Intercreditor Agreement has been duly authorized, executed and delivered by the parties thereto (other than the Borrower and its Subsidiaries), the Intercreditor Agreement is enforceable against the parties thereto (and the Creditors as defined therein) in accordance with its terms.

                7.26 Certain Agreements. (a) Neither the Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any corporate, partnership or limited liability company restriction, as the case may be, that, either individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.

                (b) Neither the Borrower nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, if such default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                7.27 RCN International. RCN International is a Delaware corporation which has no significant assets or material liabilities except as permitted in accordance with the relevant provisions of Section 9.16(b).

                SECTION 8. Affirmative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Term Loans, Term Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

                8.01    Information Covenants. The Borrower will furnish to each
Lender:

                (a) Monthly Reports. Within 30 days after the end of each fiscal month (except for a fiscal month that is the last month of a quarterly accounting period for which financial statements are delivered pursuant to
Section 8.01(b)) of the Borrower (commencing with its fiscal month ending on January 31, 2005), the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures (to the extent possible after giving effect to changes in the Borrower's accounting principles and procedures) for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month as set forth in the respective budget delivered pursuant to Section 8.01(e), all of which shall be certified by an Authorized Representative of the Borrower that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes; provided, however, that for the fiscal months ended January 31, 2005 and February 28, 2005, the Borrower will only be required to furnish to each Lender statements of cash and debt balances and a flash income statement, in each case, on a consolidated basis for the Borrower and its Subsidiaries.

                (b) Quarterly Financial Statements. Within 45 days (or 75 days in the case of the first quarterly accounting period of the Borrower in the fiscal year 2005) after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures (to the extent possible after giving effect to changes in the Borrower's accounting principles and procedures) for the corresponding quarterly accounting period in the prior fiscal year and comparable budgeted figures for such quarterly accounting period as set forth in the respective budget delivered pursuant to Section 8.01(e), all of which shall be certified by Authorized Representative of the Borrower that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management's discussion and analysis of the important operational and financial developments during such quarterly accounting period, in each case without any material qualifications with respect thereto.

                (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower (or by April 30, 2005 in the case of the fiscal year of the Borrower ending December 31, 2004), (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth (commencing with the Borrower's fiscal year ended closest to December 31, 2005) comparative figures for the preceding fiscal year and certified (without any "going concern" or other qualification or exception) by Friedman LLP or other independent certified public accountants of recognized standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default relating to financial or accounting matters which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof, and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year.

                (d) Management Letters. Promptly after the Borrower's or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants and management's response thereto.

                (e) Budgets. Commencing with the fiscal year of the Borrower ending December 31, 2005, no later than 30 days following the first day of each fiscal year of the Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income, cash flow statements and balance sheets for the Borrower and its Subsidiaries on a consolidated basis) (i) for each of the twelve months of such fiscal year prepared in detail and (ii) for the immediately succeeding fiscal year prepared in summary form, in each case setting forth, with appropriate discussion, the principal assumptions upon which such budget is based.

                (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(b) and (c), a compliance certificate from the chief financial officer of the Borrower in the form of Exhibit K certifying on behalf of the Borrower that, to such officer's knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 4.02(e), 4.02(g), 9.01(x), 9.01(xii), 9.01(xvii), 9.02(iv), 9.02(xvi), 9.03, 9.04,
9.05(v), 9.05(xi), 9.07 through 9.09, inclusive, and 9.11, as well as the Adjusted Leverage Ratio (to be used in determining the Applicable Margin), in each case, at the end of such fiscal quarter or year, as the case may be, (ii) if delivered with the financial statements required by Section 8.01(c), set forth in reasonable detail (and the calculations required to establish) the amount of Excess Cash Flow and the Applicable ECF Percentage for the respective Excess Cash Payment Period, and (iii) certify that there have been no changes to Annexes C through F, and Annexes I through K, in each case of the Security Agreement and Annexes A through F of the Pledge Agreement, in each case since the Initial Borrowing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 8.01(f), or if there have been any such changes, a list in reasonable detail of such changes, and whether the Borrower and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.

                (g) Notice of Default, Litigation and Material Adverse Effect. Promptly, and in any event within three Business Days after any officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of
(i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending against the Borrower or any of its Subsidiaries (x) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (y) with respect to any Document, or (iii) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

                (h) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders (or any trustee, agent or other representative therefor) of its material Indebtedness (including the Second-Lien Note Indenture and the Third-Lien Credit Agreement) pursuant to the terms of the documentation governing such Indebtedness. The Borrower shall deliver an opinion of counsel covering the security interests granted pursuant to the Security Documents (in substantially the same form, and from the same counsel, required by the Second-Lien Note Indenture, but covering the Security Documents and the security interests created pursuant thereto rather than the security documents constituting Second-Lien Note Documents) contemporaneously with the delivery of any similar opinion to the trustee under the Second-Lien Note Indenture pursuant to Section 4.4 thereof so long as such an opinion is required to be delivered pursuant to the Second-Lien Note Indenture or any related document.

                (i) Environmental Matters. Promptly after any officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, could reasonably be expected to have a Material Adverse Effect:

                (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries;

                (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

                (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

                (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to each Lender all notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify the Borrower or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify the Borrower or any of its Subsidiaries of potential liability under CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto.

                (j) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

                8.02 Books, Records and Inspections; Annual Meetings. (a) The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any such Lender may reasonably request; provided, that unless an Event of Default shall have occurred and be continuing, such visit and inspection by any Lender shall occur no more than one time per year.

                (b) At a date to be mutually agreed upon between the Administrative Agent and the Borrower occurring on or prior to the 120th day after the close of each fiscal year of the Borrower, the Borrower will, at the request of the Administrative Agent, hold a meeting with all of the Lenders at which meeting will be reviewed the financial results of the Borrower and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of the Borrower.

                8.03 Maintenance of Property; Insurance. (a) The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of the Borrower and its Subsidiaries in good working order and condition, ordinary wear and tear excepted, (ii) maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the Borrower and its Subsidiaries, and (iii) furnish to the Administrative Agent, upon its request therefor, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, the Borrower will at all times cause insurance of the types described in Schedule VII to be maintained (with the same scope of coverage as that described in Schedule VII) at levels which are consistent with their practices immediately before the Initial Borrowing Date. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance. The provisions of this Section 8.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.

                (b) The Borrower will, and will cause each of its Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower and/or such Subsidiaries to the extent reasonably requested by the Collateral Agent) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be canceled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the other Secured Creditors, and (iv) shall be deposited with the Collateral Agent.

                (c) If the Borrower or any of its Subsidiaries shall fail to maintain insurance in accordance with this Section 8.03, or if the Borrower or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance.

                8.04 Existence; Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses, permits, copyrights, trademarks and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) sales of assets and other transactions by the Borrower or any of its Subsidiaries in accordance with Section 9.02 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction if such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                8.05 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                8.06 Compliance with Environmental Laws. (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and as required in connection with the normal operation, use and maintenance of the business or operations of the Borrower or any of its Subsidiaries.

                (b) (i) After the receipt by the Administrative Agent or any Lender of any notice of the type described in Section 8.01(i), (ii) at any time that the Borrower or any of its Subsidiaries are not in compliance with Section 8.06(a) or (iii) in the event that the Administrative Agent or the Lenders have exercised any of the remedies pursuant to the last paragraph of Section 10, the Borrower will (in each case) provide, at the sole expense of the Borrower and at the request of the Administrative Agent, an environmental site assessment report concerning any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 30 days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by the Borrower, and the Borrower shall grant, and hereby grants, to the Administrative Agent and the Lenders and their respective agents access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to the Borrower, all at the sole expense of the Borrower.

                8.07    ERISA. As soon as possible and, in any event, within ten
(10) days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer or the vice president-finance of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by the Borrower, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other governmental agency, or a Plan participant and any notices received by the Borrower, such Subsidiary or such ERISA Affiliate from the PBGC or any other government agency, or a Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65 (unless notice is waived under .65), .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409, 502(i) or 502(l) of ERISA; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or could reasonably be expected to incur any material liability with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower is reasonably expected to incur material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. The Borrower will deliver to each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. The Borrower will also deliver to each of the Lenders a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other governmental agency, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan or received from any governmental agency or plan administrator or sponsor or trustee with respect to any multiemployer plan (as defined in Section 4001(a)(3) of ERISA), shall be delivered to the Lenders no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or any other governmental agency or such notice has been received by the Borrower, the respective Subsidiary or the ERISA Affiliate, as applicable. The Borrower will ensure, and cause each of its applicable Subsidiaries to ensure, that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. If, at any time after the Initial Borrowing Date, the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), a pension plan as defined in Section 3(2) of ERISA which is not set forth in Schedule IV, as may be updated from time to time, then the Borrower shall deliver to the Lenders an updated Schedule IV as soon as possible and, in any event, within ten (10) days after the Borrower, such Subsidiary or such ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), such pension plan. Such updated Schedule IV shall supersede and replaced the existing Schedule IV.

                8.08 End of Fiscal Years; Fiscal Quarters. The Borrower will cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on dates which are consistent with a fiscal year end as described above.

                8.09 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                8.10 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, would or would reasonably be expected to, become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries not otherwise permitted under Section 9.01(i); provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

                8.11 Use of Proceeds. The Borrower will use the proceeds of the Term Loans only as provided in Section 7.08.

                8.12 Additional Security; Further Assurances; etc. (a) The Borrower will, and will cause each of the other Credit Parties that are Subsidiaries of the Borrower to, grant to the Collateral Agent for the benefit of the Secured Creditors Security Interests and Mortgages in such assets, properties and owned real properties having a fair market value, as reasonably estimated by the Borrower, in excess of $1,000,000 (other than the New Jersey Property except as set forth below) of the Borrower and such other Credit Parties that are Subsidiaries of the Borrower as are not covered by the original Security Documents and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders (collectively, the "Additional Security Documents"); provided that the Credit Parties shall not be required to grant Liens on assets that are subject to express exclusions in the Security Documents until (and then to the extent) such exclusions are no longer applicable; provided, further that RCN Telecom Services, Inc. shall be required pursuant to the provisions of this Section 8.12 to grant to the Collateral Agent for the benefit of the Secured Creditors a Mortgage in the New Jersey Property on or prior to June 30, 2005 unless the New Jersey Property has otherwise been sold in accordance with Section 9.02(xvix) on or prior to June 30, 2005. All such security interests and Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and Mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full. The Borrower shall make arrangements to ensure that all such recordations and filings made pursuant to this Section 8.12 or any of the Security Documents or Additional Security Documents are made at least one Business Day before any equivalent recordations or filings are made pursuant to the Second-Lien Note Documents or the Third-Lien Credit Documents.

                (b) The Borrower will, and will cause each of the other Credit Parties that are Subsidiaries of the Borrower to, at the expense of the Borrower and the Credit Parties, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord waivers, bailee agreements, control agreements and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower will, and will cause the other Credit Parties that are Subsidiaries of the Borrower to, deliver to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this Section 8.12 has been complied with.

                (c) If the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of any Real Property of the Borrower and its Subsidiaries constituting Collateral, the Borrower and the Borrower will, at their own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

                (d) The Borrower and the Borrower agree that each action required by clauses (a) through (c) of this Section 8.12 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Lenders; provided that, in no event will the Borrower or any of its Subsidiaries be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 8.12.

                8.13 Ownership of Subsidiaries; etc. The Borrower will, and will cause each of its Subsidiaries to, own 100% of the capital stock and other Equity Interests of each of their Subsidiaries (other than directors' qualifying shares to the extent required by applicable law); provided that the foregoing shall not prohibit (x) Starpower from being a Non-Wholly-Owned Subsidiary prior to the consummation of the Starpower Acquisition as required by following
Section 8.15 or (y) the Borrower and/or its Wholly-Owned Subsidiaries owning Equity Interests in any Non-Wholly-Owned Subsidiary acquired after the Initial Borrowing Date so long as all Investments therein made by the Borrower and its Subsidiaries are justified pursuant to clause (xi) of Section 9.05.

                8.14 Corporate Separateness. The Borrower will, and will cause each of its Subsidiaries to, satisfy customary corporate formalities, including, as applicable, the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. Neither the Borrower nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of the Borrower or any of its Subsidiaries being ignored, or in the assets and liabilities of the Borrower or any of its Subsidiaries being substantively consolidated with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding.

                8.15 Starpower Acquisition. The Borrower shall consummate the Starpower Acquisition within 2 Business Days of the Initial Borrowing Date. Concurrently with consummation of the Starpower Acquisition, Starpower shall become a Subsidiary Guarantor and shall execute and deliver such Security Documents and take such other actions, as it would have taken on the Initial Borrowing Date had it been a Wholly-Owned Domestic Subsidiary which was at such time a Credit Party, all to the reasonable satisfaction of the Administrative Agent.

                8.16 Third-Lien Credit Agreement. The Borrower shall pay interest under the Third-Lien Credit Agreement in-kind (or through the capitalization of interest in accordance with the terms of the Third-Lien Credit Agreement) and not in cash to the maximum extent permitted under the Third-Lien Credit Agreement. The Borrower shall cause the outstanding Indebtedness under the Third-Lien Credit Agreement to not exceed at any time an amount equal to $38,500,000 plus any increase in the principal amount thereof resulting from the payment-in-kind, or capitalization, of interest thereon as contemplated above.

                8.17 Permitted Acquisitions. (a) Subject to the provisions of this Section 8.17 and the requirements contained in the definition of Permitted Acquisition, the Borrower and each Wholly-Owned Domestic Subsidiary of the Borrower which is a Subsidiary Guarantor may from time to time after January 1, 2005 effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto;
(ii) the Borrower shall have given to the Administrative Agent and the Lenders at least 10 Business Days' prior written notice of any Permitted Acquisition (or such shorter period of time as may be reasonably acceptable to the Administrative Agent), which notice shall describe in reasonable detail the principal terms and conditions of such Permitted Acquisition; (iii) calculations are made by the Borrower with respect to the financial covenants contained in Sections 9.08 through 9.11, inclusive, for the respective Calculation Period on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions and Material Asset Sales theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such calculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period; (iv) based on good faith projections prepared by the Borrower for the period from the date of the consummation of the respective Permitted Acquisition to the date which is one year thereafter, the level of financial performance measured by the financial covenants set forth in Sections 9.08 through 9.11, inclusive, shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in such Sections 9.08 through 9.11, inclusive, as compliance with such financial covenants would be required through the date which is one year from the date of the consummation of the respective Permitted Acquisition; (v) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (vi) the aggregate consideration (including, without limitation, (I) the aggregate principal amount of any Indebtedness assumed, refinanced, incurred or issued in connection therewith and (II) the aggregate amount paid and reasonably expected to be paid (based on good faith projections prepared by the Borrower) pursuant to any non-compete, consulting or purchase price adjustments) payable for the proposed Permitted Acquisition, when added to the aggregate consideration paid or payable for all other Permitted Acquisitions effected after January 1, 2005, does not exceed the Permitted Acquisition Amount (as determined at the time the respective Permitted Acquisition is consummated and after giving effect thereto on a Pro Forma Basis); (vii) the aggregate amount of deferred compensation or other deferred purchase price (including any earn-outs) paid in any fiscal year of the Borrower in respect of all Permitted Acquisitions (whether or not such Permitted Acquisitions were consummated during such fiscal year) shall not exceed $1,000,000 (it being understood and agreed, however, that any such deferred compensation or other deferred purchase price (including any earn-outs) shall be structured as a multiple of the excess of the cash flow of the Acquired Entity or Business that is the subject of the respective Permitted Acquisition for the most recently ended 12-month period above the cash flow for such Acquired Entity or Business for such 12-month period selected to determine the purchase price for such Permitted Acquisition); and (viii) the Borrower shall have delivered to the Administrative Agent and each Lender a certificate executed by its chief financial officer, certifying to the best of such officer's knowledge, compliance with the requirements of preceding clauses (i) through (vii), inclusive, and containing the calculations (in reasonable detail) required by preceding clauses (iii), (iv), (vi) and (vii).

                (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other Equity Interest of any Person, the capital stock or other Equity Interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to (and to the extent required by) the Pledge Agreement.

                (c) The Borrower will cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver all of the documentation as and to the extent required by, Sections 8.12 and 9.19, to the reasonable satisfaction of the Administrative Agent.

                (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by each of the Borrower and the Borrower that the certifications pursuant to this Section 8.15 are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 7 and 10.

                8.18 Ratings. The Borrower shall at all times maintain a senior secured financing rating (of any level) from Moody's with respect to the Loans.

                8.19 RCN International/Megacable Entities. The Borrower shall at all times cause all of the Equity Interests of the Megacable Entities which are owned by the Borrower or any of its Subsidiaries to be directly owned by RCN International.

                SECTION 9. Negative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Term Loans, Term Notes and Unpaid Drawings (in each case, together with interest thereon), Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

                9.01 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or consent to the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

                (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

                (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule VIII, but only to the respective date, if any, set forth in such
        Schedule VIII for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on such Schedule VIII, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

                (iv) Liens created by or pursuant to (x) this Agreement and the Security Documents, (y) the Second-Lien Note Documents and the Third-Lien Credit Documents, so long as the Liens created pursuant to the Second-Lien Note Documents and the Third-Lien Credit Documents are limited to assets constituting Collateral (or in the case of the Third-Lien Credit Documents, Collateral of the Borrower) pursuant to the Security Documents and are at all times subordinated to the Liens pursuant to the Security Documents on the terms provided in the Intercreditor Agreement;

                (v) licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

                (vi) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(iii), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any asset of the Borrower or any other asset of the Borrower or any Subsidiary of the Borrower;

                (vii) Liens placed upon equipment or machinery acquired after the Initial Borrowing Date and used in the ordinary course of business of the Borrower or any of its Subsidiaries and placed at the time of the acquisition thereof by the Borrower or such Subsidiary or within 180 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the Indebtedness secured by such Liens is permitted by Section 9.04(iii) and
        (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any asset of the Borrower or any other asset of the Borrower or such Subsidiary;

                (viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

                (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;

                (x) Liens arising out of the existence of judgments or awards in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all cash (including the stated amount of all letters of credit) and the fair market value of all other property subject to such Liens does not exceed $500,000 at any time outstanding;

                (xi) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

                (xii) Liens (other than Liens imposed under ERISA), including deposits, incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate amount of all cash and the fair market value of all other property subject to all Liens permitted by this clause (xii) shall not at any time exceed $1,000,000;

                (xiii)  Permitted Encumbrances;

                (xiv) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(v), and
        (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any asset of the Borrower or any other asset of the Borrower or any of its Subsidiaries;

                (xv) restrictions on the transfer or pledge of assets contained in any FCC License or imposed by the Communications Act, comparable state or local legislation, regulations or ordinances or the terms of cable TV franchises;

                (xvi) Liens consisting of customary options, calls, puts or restrictions on transfer relating to Equity Interests of Non-Wholly Owned Subsidiaries and arising under joint venture arrangements with other holders (other than the Borrower and its Affiliates) of such Equity Interests; and

                (xvii) other Liens, so long as neither the aggregate fair market value of all assets subject thereto, nor the aggregate amount of Indebtedness or other obligations secured thereby, exceeds $2,500,000.

        In connection with the granting of Liens of the type described in clauses (vi), (vii), (xiv) and (xvii) of this Section 9.01 by the Borrower of any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens; provided the Collateral Agent may require that appropriate similar lien releases and/or subordination agreements be executed with respect to the Second-Lien Note Documents and the Third-Lien Credit Documents).

                9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture, or transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

                (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of
        Section 9.07;

                (ii) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business or sales of goods that have become worn-out, obsolete or damaged and as a result are unsuitable for use in connection with the business of the Borrower and its Subsidiaries;

                (iii)   Investments may be made to the extent permitted by
        Section 9.05;

                (iv) the Borrower and its Subsidiaries may sell assets (other than the capital stock or other Equity Interests of any Subsidiary that is less than all of the Equity Interests in such Subsidiary that are owned by the Borrower and its Subsidiaries), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such

        Subsidiary, as the case may be), (x) at least 90% of the Total Consideration received by the Borrower or such Subsidiary consists of cash and is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(e) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (iv) shall not exceed $5,000,000 in any fiscal year of the Borrower;

                (v) each of the Borrower and its Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04(iii));

                (vi) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

                (vii) each of the Borrower and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries, in each case so long as no such grant otherwise affects the Collateral Agent's security interest in the asset or property subject thereto;

                (viii) any Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower which is a Subsidiary Guarantor so long as (i) in the case of any such merger, dissolution or liquidation involving the Borrower, the Borrower is the surviving corporation of any such merger, dissolution or liquidation, (ii) in all other cases, the Wholly-Owned Domestic Subsidiary which is a Subsidiary Guarantor is the surviving corporation of any such merger, dissolution or liquidation, and (iii) in all cases, the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

                (ix) Permitted Acquisitions may be made to the extent permitted by Section 8.17;

                (x) sales, transfers and dispositions by the Borrower or any Wholly-Owned Domestic Subsidiary Guarantor (other than RCN International) to the Borrower or a Wholly-Owned Domestic Subsidiary Guarantor (other than RCN International) shall be permitted;

                (xi) sales, transfers and other dispositions of the Equity Interests of Intertainer shall be permitted so long as (w) no Default or Event of Default then exists or would result therefrom, (x) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least Fair Market Value, (y) at least 90% of the Total Consideration received by the Borrower and its Subsidiaries consists of cash paid at the time of the closing of such sale or disposition and (z) the Net Sale Proceeds therefrom are applied to prepay Loans pursuant to Section 4.02(e);

                (xii) the sale, transfer or other disposition of all or substantially all the Los Angeles Assets in a single transaction or series of related transactions shall be permitted, so long as (w) no Default or Event of Default then exists or would result therefrom, (x) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least Fair Market Value, (y) at least 90% of the Total Consideration received by the Borrower and its Subsidiaries consists of cash paid at the time of the closing of such sale or disposition and (z) the Net Sale Proceeds therefrom are applied to prepay Loans pursuant to Section 4.02(e);

                (xiii) the sale, transfer or other disposition of all or substantially all the San Francisco Assets in a single transaction or series of related transactions shall be permitted, so long as (w) no Default or Event of Default then exists or would result therefrom, (x) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least Fair Market Value, (y) at least 90% of the Total Consideration received by the Borrower and its Subsidiaries consists of cash paid at the time of the closing of such sale or disposition and (z) the Net Sale Proceeds therefrom are applied to prepay Loans pursuant to Section 4.02(e);

                (xiv) the sale, transfer or other disposition of all or substantially all the Chicago Assets in a single transaction or series of related transactions shall be permitted, so long as (w) no Default or Event of Default then exists or would result therefrom, (x) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least Fair Market Value, (y) at least 90% of the Total Consideration received by the Borrower and its Subsidiaries consists of cash paid at the time of the closing of such sale or disposition and (z) the Net Sale Proceeds therefrom are applied to prepay Loans pursuant to Section 4.02(e);

                (xv)    the Borrower may consummate the Starpower Acquisition;

                (xvi) the Borrower and its Subsidiaries may make a sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 270 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose as the sold property; provided that the sum of the aggregate amount of Attributable Debt in respect of all such sale and leaseback transactions of the Borrower and its Subsidiaries shall not exceed $3,000,000 at any time outstanding;

                (xvii) the sale, transfer or other disposition of all or substantially all of the Non-Core Assets in a single transaction or series of related transactions shall be permitted, so long as (w) no Default or Event of Default then exists or would result therefrom, (x) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least Fair Market Value, (y) at least 90% of the Total Consideration received by the Borrower and its Subsidiaries consists of cash paid at the time of the closing of such sale or disposition and (z) the Net Sale Proceeds therefrom are applied to prepay Loans or, in the case of the sale, transfer or other disposition of the New York Microwave Subscribers, prepay Loans or reinvested, in each case pursuant to Section 4.02(e);

                (xviii) the sale, transfer or other disposition of all or substantially all of the Dial-Up Assets in a single transaction shall be permitted, so long as (u) no Default or Event of Default then exists or would result therefrom, (v) such sale in consummated on or prior to December 31, 2009, (w) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least Fair Market Value, (x) at least 90% of the Total Consideration received by the Borrower and its Subsidiaries consists of cash paid at the time of the closing of such sale or disposition, (y) the cash consideration received by the Borrower and its Subsidiaries pursuant to the immediately preceding clause (x) exceeds the present value (computed using a discount rate equal to the Treasury Rate) of the future cash contribution of such assets as set forth in the detailed financial model delivered by the Borrower to the Administrative Agent prior to the Initial Borrowing Date and (z) the Net Sale Proceeds therefrom are applied to prepay Loans pursuant to Section 4.02(e); and

                (xvix) the sale, transfer or other disposition of the New Jersey Property in a single transaction shall be permitted, so long as
        (w) no Default or Event of Default then exists or would result therefrom, (x) such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least Fair Market Value, (y) at least 90% of the Total Consideration received by the Borrower and its Subsidiaries consists of cash paid at the time of the closing of such sale or disposition and (z) the Net Sale Proceeds therefrom are applied to prepay Loans pursuant to Section 4.02(e)

        To the extent the Required Lenders waive the provisions of this Section
9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02 (other than to the Borrower or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents (so long as also sold free and clear of the Liens created by the Second-Lien Security Documents and the Third-Lien Credit Documents), and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

                9.03 Dividends. The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that:

                (i) any Subsidiary of the Borrower may pay Dividends or return capital or make distributions and other similar payments with regard to its Equity Interests to the Borrower or to a Wholly-Owned Subsidiary of the Borrower which owns equity therein;

                (ii) any Non-Wholly-Owned Subsidiary of the Borrower may declare and pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the Equity Interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary); and

                (iii) so long as no Default or Event of Default exists at the time of the respective Dividend, redemption or repurchase or would exist immediately after giving effect thereto, the Borrower may redeem or repurchase Equity Interests of the Borrower from officers, employees and directors of the Borrower or its Subsidiaries (or their estates) after the death, disability, retirement or termination of employment or service as a director of any such Person, or otherwise in accordance with any stock option plan or any employee stock ownership plan that has been approved by the Board of Directors of the Borrower provided that the aggregate amount of Dividends made by the Borrower pursuant to this clause (iii), and the aggregate amount paid shall not (net of any proceeds received by the Borrower from issuances of its Equity Interests and contributed to the Borrower in connection with such redemption or repurchase) exceed either (x) during any fiscal year of the Borrower, $500,000 or (y) for all periods after the Initial Borrowing Date (taken as a single period), $2,500,000.

                9.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                (i) Indebtedness of the Credit Parties incurred pursuant to this Agreement and the other Credit Documents;

                (ii) Indebtedness of the Borrower and its Subsidiaries under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 9.04, in each case so long as the entering into of such Interest Rate Protection Agreements are bona fide hedging activities and are not for speculative purposes;

                (iii) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations (to the extent permitted pursuant to Section 9.07) and purchase money Indebtedness described in
        Section 9.01(vii), provided that in no event shall the sum of the aggregate principal amount of all Capitalized Lease Obligations and purchase money Indebtedness permitted by this clause (iii) exceed $15,000,000 at any time outstanding;

                (iv) Indebtedness of the Borrower, and guarantees thereof by the Subsidiary Guarantors (provided that any guarantee by RCN International shall be subordinated in right of payment as required by the Intercreditor Agreement) under the Second-Lien Note Indenture and the other Second-Lien Note Documents in an aggregate principal amount not to exceed $125,000,000 (less the amount of any repayments of principal thereof made after the Initial Borrowing Date);

                (v) Indebtedness of a Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (y) such Indebtedness does not constitute debt for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (y) and (z) the aggregate principal amount of all Indebtedness permitted by this clause
        (vi) shall not exceed $7,500,000 at any one time outstanding;

                (vi) intercompany Indebtedness among the Borrower and the Subsidiary Guarantors to the extent permitted by Section 9.05(vii);

                (vii) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule VI (as reduced by any permanent repayments of principal thereof), without giving effect to any subsequent extension, renewal or refinancing;

                (viii) Indebtedness of the Borrower (which Indebtedness may in no event be guaranteed by, or secured by the assets of, any Subsidiary of the Borrower) under the Third-Lien Credit Agreement the other Third-Lien Credit Documents in an aggregate amount not to exceed $38,500,000 plus any increase in the principal amount thereof resulting from the payment-in-kind or capitalization, of interest accruing thereon after the Initial Borrowing Date as contemplated by Section 8.16;

                (ix) guarantees by the Borrower of Indebtedness or operating lease payment obligations of any Wholly-Owned Domestic Subsidiary Guarantor and by any Wholly-Owned Domestic Subsidiary Guarantor of Indebtedness or operating lease payment obligations of any other Wholly-Owned Domestic Subsidiary Guarantor, in each case so long as the respective underlying guaranteed Indebtedness or operating lease payment obligations are otherwise permitted in accordance with the relevant terms of this Agreement (other than this clause (ix)); provided that this clause (iv) shall not permit any guarantees of Indebtedness described in any of clauses (iv), (v), (vii) and (viii); and

                (x) other Indebtedness of the Borrower or any Subsidiary not in excess of $7,500,000 at any time outstanding.

                9.05 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

                (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

                (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

                (iii) the Borrower and its Subsidiaries may hold the Investments held by them on the Initial Borrowing Date and described on
        Schedule IX, provided that any additional Investments made with respect thereto shall be permitted only if permitted under the other provisions of this Section 9.05;

                (iv) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                (v) the Borrower and its Subsidiaries may make loans and advances to their officers and employees for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business in an aggregate amount not to exceed $500,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances);

                (vi) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.04(ii);

                (vii) the Borrower and the Domestic Wholly-Owned Subsidiary Guarantors may make intercompany loans and advances between and among one another (collectively, "Intercompany Loans"), provided that each such Intercompany Loan shall be evidenced by an Intercompany Note (which Intercompany Note shall include the subordination provisions attached as Annex A to the form of Intercompany Note) which shall be pledged to the Collateral Agent pursuant to, and to the extent required by, the Pledge Agreement;

                (viii) Permitted Acquisitions shall be permitted in accordance with Section 8.17, and the Starpower Acquisition may be consummated in accordance with Section 9.02(xv) and the definition thereof contained therein;

                (ix) investments by the Borrower and its Subsidiaries in Equity Interests in Subsidiaries that are Wholly-Owned Domestic Subsidiary Guarantors both before and after such investments; provided that any such Equity Interests held by a Credit Party shall be pledged pursuant to the Pledge Agreement;

                (x) loans by the Borrower to the Employee Stock Ownership Plan of the Borrower, 100% of the gross proceeds of which (without reduction for costs, fees and expenses or other items) are immediately thereafter utilized by such Employee Stock Ownership Plan to purchase from the Borrower not more than 250,000 shares of the Borrower's common stock (such number of shares to be adjusted to reflect stock splits, stock dividends, stock combinations and similar events);

                (xi) other investments in an aggregate amount not to exceed $5,000,000 (net of any return of capital or Net Sale Proceeds in respect of any such investment and valued at the time of the making thereof); and

                (xii) the Borrower and its Subsidiaries may hold corporate bonds that it holds on the Initial Borrowing Date; provided that such bonds are sold on or prior to March 31, 2005.

                9.06 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of the Borrower or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except:

                (i)     Dividends may be paid to the extent provided in Section
                        9.03;

                (ii) customary fees and indemnifications may be paid to non-officer directors of the Borrower and its Subsidiaries;

                (iii) loans may be made and other transactions maybe entered into by the Borrower with its Subsidiaries, or between Subsidiaries of the Borrower, to the extent permitted by Sections 9.01, 9.02, 9.04 and 9.05;

                (iv) the Borrower and its Subsidiaries may enter into, and make payments under, employment agreements, employee benefit plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of the Borrower and its Subsidiaries in the ordinary course of business; and

                (v) the Plan of Reorganization (and transactions effected pursuant thereto) shall be permitted.

                9.07 Capital Expenditures. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that during any fiscal year of the Borrower set forth below (taken as one accounting period) (it being understood and agreed that for purposes of this
Section 9.07 only, the period from September 30, 2004 through December 31, 2004 shall be deemed to be part of the fiscal year ending on December 31, 2005), the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed in any fiscal year of the Borrower set forth below the amount set forth opposite such fiscal year below:

                Fiscal Year Ending On                        Amount
                ---------------------                    -------------

                December 31, 2005                        $ 100,000,000

                December 31, 2006                        $  85,000,000

                December 31, 2007                        $  75,000,000
                 and thereafter

                (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year of the Borrower (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater than the amount of such Capital Expenditures actually made by the Borrower and its Subsidiaries during such fiscal year, 50% of such excess (the "Rollover Amount") may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year (it being understood and agreed that in such succeeding fiscal year Capital Expenditures shall be deemed to have been made first from the amount permitted for such year pursuant to clause (a) above and second from the Rollover Amount).

                (c) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures with the amount of Net Sale Proceeds received by the Borrower or any of its Subsidiaries from any Asset Sale so long as such Net Sale Proceeds are reinvested within 365 days following the date of such Asset Sale, but only to the extent that such Net Sale Proceeds are not otherwise required to be applied to repay Term Loans pursuant to Section 4.02(e) or reduce the Total L/C Commitment pursuant to Section 3.03(d).

                (d) In addition to the foregoing, the Borrower or any of its Subsidiaries may make Capital Expenditures with the amount of Net Insurance Proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Net Insurance Proceeds are used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 365 days following the date of receipt of such Net Insurance Proceeds from such Recovery Event, but only to the extent that such Net Insurance Proceeds are not otherwise required to be applied to repay Term Loans pursuant to Section 4.02(g) or reduce the Total L/C Commitment pursuant to Section 3.03(d).

                (e) In addition to the foregoing, the Borrower and its Wholly-Owned Domestic Subsidiaries that are Subsidiary Guarantors may consummate
(x) Permitted Acquisitions in accordance with the requirements of Section 8.17 and (y) the Starpower Acquisition in accordance with the provisions of Section 9.02(xv).

                9.08 Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

      Fiscal Quarter Ended                                    Ratio
---------------------------------                           ---------
March 31, 2005                                              1.25:1.00
June 30, 2005                                               1.50:1.00
September 30, 2005                                          1.75:1.00
December 31, 2005                                           1.75:1.00

March 31, 2006                                              2.00:1.00
June 30, 2006                                               2.25:1.00
September 30, 2006 and thereafter                           2.50:1.00

                9.09 Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for any Test Period ending on the last day of a fiscal quarter of the Borrower set forth below to be less than the amount set forth opposite such fiscal quarter below:

      Fiscal Quarter Ended                                      Amount
---------------------------------                           -------------
March 31, 2005                                              $  10,000,000
June 30, 2005                                               $  30,000,000
September 30, 2005                                          $  45,000,000
December 31, 2005                                           $  65,000,000

March 31, 2006                                              $  75,000,000
June 30, 2006                                               $  85,000,000
September 30, 2006                                          $  95,000,000
December 31, 2006                                           $ 100,000,000

March 31, 2007                                              $ 112,500,000
June 30, 2007                                               $ 120,000,000
September 30, 2007                                          $ 130,000,000
December 31, 2007                                           $ 140,000,000

March 31, 2008                                              $ 150,000,000
June 30, 2008                                               $ 155,000,000
September 30, 2008                                          $ 162,500,000
December 31, 2008                                           $ 170,000,000

March 31, 2009                                              $ 175,000,000
June 30, 2009                                               $ 180,000,000
September 30, 2009                                          $ 185,000,000
December 31, 2009                                           $ 190,000,000

March 31, 2010                                              $ 192,500,000
June 30, 2010                                               $ 195,000,000
September 30, 2010                                          $ 197,500,000
December 31, 2010                                           $ 200,000,000

March 31, 2011                                              $ 202,500,000
June 30, 2011                                               $ 205,000,000
September 30, 2011                                          $ 207,500,000
December 31, 2011                                           $ 210,000,000

Notwithstanding the foregoing, the amounts set forth above in this Section 9.09 shall be reduced (x) by $18,000 for every 1000 New York Microwave Subscribers sold by the Borrower and its Subsidiaries pursuant to Section 9.02(xvii) for each Test Period ending after the date of the respective sale, (y) upon the sale by the Borrower or its Subsidiaries of all of the Chicago Assets pursuant to
Section 9.02(xiv), by an amount equal to that set forth under the heading "Chicago EBITDA Adjustment" on Schedule XIII hereto for the corresponding fiscal quarter of the Borrower and (z) upon the sale by the Borrower or its Subsidiaries of all of the San Francisco Assets pursuant to Section 9.02(xiii), by an amount equal to that set forth under the heading "San Francisco EBITDA Adjustment" on Schedule XIII hereto for the corresponding fiscal quarter of the Borrower; provided, however, that the amounts set forth above shall only be reduced (x) prospectively for each full fiscal quarter after the respective sale and (y) with respect to the fiscal quarter in which such sale occurred, based on the relevant amount of the reduction for such fiscal quarter multiplied by a fraction, (i) the numerator of which is the number of days in such fiscal quarter that will occur after the date of the respective sale and (ii) the denominator of which is the total number of days in such fiscal quarter; provided, further that with respect to the sale of all of the Chicago Assets, the amount set forth under the heading "Chicago EBITDA Adjustment" on Schedule XIII hereto shall be reduced on a prospective basis beginning with the fourth fiscal quarter occurring after the fiscal quarter in which such sale occurred by an amount equal to that set forth under the heading "Chicago Overhead Reduction" on Schedule XIII hereto.

                9.10    [Intentionally Deleted]

                9.11 Adjusted Leverage Ratio. The Borrower will not permit the Adjusted Leverage Ratio at any time (on or after March 31, 2005) during a period set forth below to be greater than the ratio set forth opposite such period below:

      Fiscal Quarter Ended                                    Ratio
---------------------------------                           ---------

March 31, 2005                                              6.75:1.00
June 30, 2005                                               5.75:1.00
September 30, 2005                                          5.50:1.00
December 31, 2005                                           5.00:1.00

March 31, 2006                                              4.50:1.00
June 30, 2006                                               4.00:1.00
September 30, 2006                                          3.50:1.00
December 31, 2006                                           3.25:1.00

March 31, 2007                                              3.00:1.00
June 30, 2007                                               2.75:1.00
September 30, 2007                                          2.50:1.00
December 31, 2007                                           2.50:1.00

March 31, 2008                                              2.25:1.00
June 30, 2008 and thereafter                                2.00:1.00

                9.12 Minimum Cash on Hand. The Borrower will not permit Unrestricted cash and Cash Equivalents on hand at any time to be less than the Required Unrestricted Cash Amount.

                9.13 Limitations on Payments of the Second-Lien Note Indenture and Third-Lien Credit Agreement; Modifications of Second-Lien Note Documents, Third-Lien Credit Documents, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to:

                (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of (including, in each case without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due), any Indebtedness pursuant to the Second-Lien Note Documents or the Third-Lien Credit Documents;

                (ii) amend or modify, or permit the amendment or modification of any provision of, any Second-Lien Credit Document or any Third-Lien Credit Document;

                (iii) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to its capital stock or other Equity Interests (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock or other Equity Interests, unless such amendment, modification, change or other action contemplated by this clause (iii) could not reasonably be expected to be adverse to the interests of the Lenders; or

                (iv) amend, modify or change any provision of (x) any Management Agreement unless such amendment, modification or change could not reasonably be expected to be adverse to the interests of the Lenders (although no amendment, modification or change may be made to any monetary term thereof) or (y) any Tax Allocation Agreement or enter into any new tax sharing agreement, tax allocation agreement or similar agreement without the prior written consent of the Administrative Agent.

                9.14 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (b) make loans or advances to the Borrower or any of its Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the Second-Lien Note Documents, (iv) the Third-Lien Credit Documents, (v) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Borrower or any of its Subsidiaries, (vi) customary provisions restricting assignment of any licensing agreement (in which the Borrower or any of its Subsidiaries is the licensee) or other contract entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (vii) restrictions on the transfer of any asset pending the close of the sale of such asset, and (viii) restrictions on the transfer of any asset subject to a Lien permitted by Section 9.01(iii), (vi),
(vii) or (xiv).

                9.15 Limitation on Issuance of Capital Stock. (a) The Borrower will not issue (i) any preferred stock or other preferred equity interests or (ii) any redeemable common stock or other redeemable common equity interests other than common stock or other redeemable common equity interests that is redeemable at the sole option of the Borrower, in each case, other than Qualified Capital Stock issued pursuant to clause (c) below.

                (b) The Borrower will not permit any of its Subsidiaries to issue any capital stock or other Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other Equity Interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other equity interests, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock or other equity interests of such Subsidiary,
(iii) to qualify directors to the extent required by applicable law or (iv) for issuances by Subsidiaries of the Borrower which are newly created or acquired in accordance with the terms of this Agreement.

                (c) The Borrower may issue Qualified Capital Stock so long as (x) no Default or Event of Default shall exist at the time of any such issuance or immediately after giving effect thereto, and (y) with respect to each issue of Qualified Capital Stock, the gross cash proceeds therefrom (or in the case of Qualified Capital Stock directly issued as consideration for a Permitted Acquisition, the Fair Market Value thereof of the assets received therefor) shall be at least equal to 100% of the liquidation preference thereof at the time of issuance.

                9.16 Business, etc. (a) The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by the Borrower and its Subsidiaries as of the Initial Borrowing Date and reasonable extensions thereof and businesses ancillary or complementary thereto.

                (b) Notwithstanding the foregoing or anything else in this Agreement to the contrary, RCN International shall not incur or suffer to exist any Indebtedness (other than its guarantees of the Obligations hereunder pursuant to the Subsidiaries Guaranty and its guarantee (which shall be subordinated in right of payment as required by the Intercreditor Agreement) of the Second-Lien Note Documents and obligations pursuant thereto) and shall not engage in any business or own any significant assets or have any material liabilities other than its ownership of all Equity Interests in the Megacable Entities that are owned (directly or indirectly) by the Borrower or any of its Subsidiaries; provided that RCN International may engage in those activities that are incidental to (x) the maintenance of its existence in compliance with applicable law and (y) legal, tax and accounting matters in connection with any of the foregoing activities.

                9.17 Limitation on Creation of Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary, provided that the Borrower and its Wholly-Owned Domestic Subsidiaries that are, or are to become, Subsidiary Guarantors may create and/or acquire Wholly-Owned Domestic Subsidiaries (subject to compliance with the other applicable provisions of Section 8 and this Section 9) so long as (i) all of the capital stock and other Equity Interests of such new Subsidiary are pledged to the Collateral Agent pursuant to the terms and conditions of the Pledge Agreement, (ii) such new Subsidiary enters into the Subsidiaries Guaranty and executes and delivers to the Collateral Agent counterparts of the Security Agreement, the Pledge Agreement and the Intercreditor Agreement, (iii) such new Subsidiary enters into such Additional Security Documents as the Administrative Agent or the Required Lenders may require pursuant to Section 8.12 and (iv) such new Subsidiary executes and delivers all other relevant documentation (including opinions of counsel) of the type described in Section 5 as such new Subsidiary would have had to deliver if it were a Credit Party on the Initial Borrowing Date.

                SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Term Loan or any Term Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Term Loan or Term Note, any Unpaid Drawing or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                10.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                10.03   Covenants. The Borrower or any of its Subsidiaries shall
(i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(g), 8.08, 8.11, 8.15, 8.16 or 8.19 or
Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 10.01 and 10.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders; or

                10.04 Default Under Other Agreements. (i) The Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required but determined only after giving effect to any applicable grace period), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $2,500,000; or

                10.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65 (unless notice is waived under .65), .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA, Section 4980B(g)(2) of the Code or 45 Code of Federal Regulation 160.103) under Section 4980B of the Code and/or the Health Insurance Portability and Accountability Act of 1996, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default" within the meaning of Section 4219(c)(5) of ERISA shall occur with respect to any Plan, any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change of Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, either individually and/or in the aggregate, has had, or could reasonably be expected to have, in the opinion of the Required Lenders, a Material Adverse Effect; or

                10.07 Security Documents. Any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document; or

                10.08 Subsidiaries Guaranty. The Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or any Person acting for or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

                10.09 Judgments. One or more judgments or decrees shall be entered against the Borrower or any Subsidiary of the Borrower involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $2,500,000; or

                10.10   Change of Control. A Change of Control shall occur; or

                10.11 Intercreditor Agreement. The Intercreditor Agreement or any provision thereof shall cease to be in full force and effect, or any Lien securing or purporting to secure Indebtedness or other obligations owing under the Second-Lien Note Documents or the Third-Lien Credit Documents shall, for any reason, cease to be subordinated to the Lien created under the Security Documents securing the First-Lien Obligations under, and as defined in, and pursuant to, the Intercreditor Agreement;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Term Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section
10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any L/C Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Term Loans and the Term Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations.

                SECTION 11. Definitions and Accounting Terms.

                11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                "Acquired Entity or Business" shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the Borrower or (y) 100% of the Equity Interests of any such Person, which Person shall, as a result of the respective Permitted Acquisition, become a Wholly-Owned Domestic Subsidiary of the Borrower (or shall be merged with and into the Borrower or a Subsidiary Guarantor, with the Borrower or such Subsidiary Guarantor being the surviving Person).

                "Additional Security Documents" shall have the meaning provided in Section 8.12.

                "Adjusted Consolidated Indebtedness" shall mean, at any time, the amount of Consolidated Indebtedness at such time less any amounts reflected therein constituting Indebtedness incurred pursuant to the Second-Lien Credit Documents and the Third-Lien Note Documents.

                "Adjusted Consolidated Net Income" shall mean, for any period, Consolidated Net Income for such period plus the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period, less the amount of all net non-cash gains and non-cash credits which were included in arriving at Consolidated Net Income for such period.

                "Adjusted Consolidated Working Capital" shall mean, at any time, Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

                "Adjusted Leverage Ratio" shall mean, at any time, the ratio of Adjusted Consolidated Indebtedness at such time to Consolidated EBITDA for the Test Period then most recently ended.

                "Administrative Agent" shall mean DBCI, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

                "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Administrative Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of the Borrower or any Subsidiary thereof.

                "Agents" shall mean, except as otherwise provided in Section 12, any or all of the Syndication Agent, the Administrative Agent, the Collateral Agent, the Documentation Agent and the Lead Arranger and Book Manager.

                "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

                "Applicable ECF Percentage" shall mean 75%; provided that if on the last day of the respective Excess Cash Payment Period, the Total Leverage Ratio was less than 2.00:1.00, then the Applicable ECF Percentage shall instead be 50%.

                "Applicable Margin" in respect of Term Loans and Letters of Credit for any Margin Reduction Period shall mean, from and after any Start Date to and including the corresponding End Date (and from the Initial Borrowing Date to the initial Start Date), the respective percentage per annum set forth below under the respective Type of Term Loans or under the heading "Letters of Credit" with respect to Letters of Credit and opposite the respective Level (i.e., Level 1, Level 2 or Level 3, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown in the respective officer's certificate delivered pursuant to Section 8.01(f) or the first proviso below):

                                 Term Loans        Term Loans
         Adjusted Leverage     maintained as     maintained as
Level         Ratio           Base Rate Loans   Eurodollar Loans   Letters of Credit
-----   -------------------   ---------------   ----------------   -----------------
  1     Less than 3.00:1.00              3.00%              4.00%               4.00%

  2     Greater than or
         equal to 3.00:1.00
         but less than or
         equal to 3.50:1.00              3.25%              4.25%               4.25%

  3     Greater than
         3.50:1.00                       3.50%              4.50%               4.50%

                ; provided, however, that if the Borrower fails to deliver the financial statements required to be delivered pursuant to Section 8.01(b) or (c) (accompanied by the officer's certificate required to be delivered pursuant to Section 8.01(f) showing the applicable Adjusted Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 3 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a Level below Level 3 (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, any reduction in the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer's certificate); provided further, (i) that Level 3 pricing shall apply at all times when any Default or Event of Default is in existence and (ii) that for the period from the Initial Borrowing Date to the date of the delivery of the Borrower's financial statements (and related officer's certificate) in respect of its fiscal quarter ending closest to March 31, 2005, Level 3 pricing shall apply.

                "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person (including by way of redemption by such Person) other than to the Borrower or a Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 9.02(ii), (vi), (vii), (x) and
(xvi).

                "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

                "Assumed Indebtedness" shall have the meaning provided in
Section 5.01(n).

                "Attributable Debt" means, on any date, in respect of any lease of the Borrower or any Subsidiary entered into as part of a sale and leaseback transaction subject to Section 9.02, (i) if such lease is a Capitalized Lease Obligation, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (ii) if such lease is not a Capitalized Lease Obligation, the capitalized amount of the remaining lease payments under such lease that would appear on a balance sheet of such Person prepared as of such date in accordance with Adjusted Accounting Principles if such lease were accounted for as a Capitalized Lease Obligation.

                "Authorized Representative" shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion/Continuation, Letter of Credit Requests and similar notices, any person or persons that has or have been authorized by the board of directors of the Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent and each Issuing Lender; (ii) delivering financial information and officer's certificates pursuant to this Agreement, the chief financial officer, any treasurer or other financial officer of the Borrower and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of the Borrower.

                "Bankruptcy Code" shall have the meaning provided in Section 10.05.

                "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the jointly administered cases under the Bankruptcy Code commenced by the Borrower on May 27, 2004 and certain of its Subsidiaries on such date and dates thereafter and styled In re RCN Corporation, et al., Case No. 04-13638(RDD) and, to the extent of any reference made under Section 157 of Title 28 of the United States Code, the unit of such District Court having jurisdiction over such cases under
Section 151 of Title 28 of the United States Code.

                "Base Rate" shall mean the higher of (x) the rate that the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time, and (y) 1/2 of 1% in excess of the overnight Federal Funds Rate at such time.

                "Base Rate Loan" shall mean each Term Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                "Borrower" shall have the meaning set forth in the first paragraph of this Agreement.

                "Borrowing" shall mean the borrowing of one Type of Term Loan from all the Lenders having Term Loan Commitments on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

                "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

                "Business Intellectual Property" shall have the meaning provided in Section 7.20.

                "Calculation Period" shall mean, in the case of any Permitted Acquisition, the Test Period most recently ended prior to the date of any such Permitted Acquisition for which financial statements are available.

                "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

                "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

                "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (iii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or "A2" or the equivalent thereof from Moody's with maturities of not more than one year from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
(iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by such Person, and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

                "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. Section 9601 et seq.

                "Change of Control" shall mean, at any time and for any reason whatsoever, (a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act) shall be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act) of Equity Interests having more than 30% of the total voting power of all outstanding Equity Interests of the Borrower in the election of directors, (b) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors or (c) a "change of control" or similar event shall occur as provided in the Second-Lien Note Documents, the Third-Lien Credit Documents or any other credit agreement, indenture or similar agreement in connection with indebtedness in an aggregate principal amount in excess of $1,000,000.

                "Change of Law" shall have the meaning provided in Section
10.06.

                "Chicago Assets" means the Telecommunications Assets owned by the Borrower and its Subsidiaries that are, on the Initial Borrowing Date, physically located in the Chicago, Illinois metropolitan area and utilized to provide telecommunications services to customers of the Borrower or its Subsidiaries in the Chicago, Illinois metropolitan area plus (i) such additional Telecommunications Assets as are, after the Initial Borrowing Date, acquired for such cable systems and located in the Chicago, Illinois metropolitan area pursuant to Capital Expenditures made in accordance with Section 9.07, (ii) related net working capital and (iii) Equity Interests in Persons that own no assets other than such assets; provided, however that assets described in clause
(1) and (2) on Schedule XIV hereto shall not constitute Chicago Assets.

                "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

                "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10.

                "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

                "Commitment" shall mean any of the commitments of any Lender, i.e., either a Term Loan Commitment or a L/C Commitment.

                "Communications Act" shall have the meaning provided in Section 7.24.

                "Confirmation Order" shall mean the order of the Bankruptcy Court confirming the Plan of Reorganization, which order shall be a Final Order.

                "Consolidated Current Assets" shall mean, at any time, the consolidated current assets of the Borrower and its Subsidiaries at such time.

                "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of the Borrower and its Subsidiaries at such time, but excluding the current portion of any Indebtedness under this Agreement and the current portion of any other long-term Indebtedness which would otherwise be included therein.

                "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, without giving effect (x) to any extraordinary gains or any extraordinary non-cash losses (except to the extent that any such extraordinary non-cash losses will require a cash payment in a future period) and (y) to any gains or losses from sales of assets other than from sales of inventory in the ordinary course of business, adjusted by (1) adding thereto (i) the consolidated interest expense of the Borrower and its Subsidiaries for such period (to the extent that such consolidated interest expense was deducted in arriving at Consolidated Net Income for such period), (ii) provisions for taxes based on income that were deducted in arriving at Consolidated Net Income for such period, (iii) the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated Net Income for such period, (iv) the amount of all expenses incurred in connection with the Transaction for such period to the extent that same were deducted in arriving at Consolidated Net Income for such period, (v) the amount of all non-cash deferred compensation expense for such period to the extent that same was deducted in arriving at the Consolidated Net Income for such period (vi) to the extent taken after the Initial Borrowing Date but on or prior to June 30, 2005 and deducted in arriving at Consolidated Net Income for such period, non-recurring fees, expenses and charges in connection with, or contemplated by, the emergence of the Debtors-In-Possession from a Chapter 11 proceeding under the Bankruptcy Code and reorganization and operational restructuring resulting therefrom in an aggregate amount not to exceed $29,600,000 and (vii) any non-cash, non-recurring charges and any non-cash charges associated with stock-based compensation; provided that if any cash amounts are paid in any subsequent period with respect to amounts described above in this clause (vii), the amounts so paid in any subsequent period shall be subtracted in determining Consolidated EBITDA for such subsequent period as provided in clause 2(i) below, and (2) deducting therefrom (i) the amount of all cash payments during such period that are associated with any non-cash loss, change (including, without limitation, as described in preceding clause (1)(vii)) or expense that was added back to Consolidated Net Income in a previous period and (ii) the amount of all consolidated interest income of the Borrower and its Subsidiaries to the extent same increased Consolidated Net Income for such period; it being understood that in determining the Total Leverage Ratio and the Adjusted Leverage Ratio, Consolidated EBITDA for any period shall be calculated on a Pro Forma Basis to give effect to any Acquired Entity or Business acquired during such period pursuant to a Permitted Acquisition, and to any Material Asset Sale effected during such period; provided that, for purposes of any determination of Consolidated EBITDA for the purposes of determining the Total Leverage Ratio or the Adjusted Leverage Ratio for any Test Period ending on or prior to September 30, 2005, Consolidated EBITDA for such Test Period shall be Consolidated EBITDA for that portion of such Test Period occurring on and after January 1, 2005 multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days elapsed from January 1, 2005 to the last day of such Test Period (in each case taken as one accounting period).

                "Consolidated Indebtedness" shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of the Borrower and its Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capital Lease Obligations on the liability side of a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP, (ii) all Indebtedness of the Borrower and its Subsidiaries of the type described in clauses (ii) and (viii) of the definition of Indebtedness and
(iii) all Contingent Obligations of the Borrower and its Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses
(i) and (ii); provided that the sum of the aggregate amount available to be drawn (i.e., unfunded amounts) under all letters of credit, bankers' acceptances, bank guaranties, surety bonds and similar obligations issued for the account of the Borrower or any of its Subsidiaries (but excluding, for avoidance of doubt, all unpaid drawings or other matured monetary obligations owing in respect of such letters of credit, bankers' acceptances, bank guaranties, surety bonds and similar obligations) shall not be included in any determination of "Consolidated Indebtedness".

                "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

                "Consolidated Interest Expense" shall mean, for any period, the sum of the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period; provided that the amortization of deferred financing, legal and accounting costs with respect to this Agreement, the Second-Lien Note Indenture and the Third-Lien Credit Agreement in each case shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein.

                "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that (i) in determining Consolidated Net Income, the net income of any other Person which is not a Subsidiary of the Borrower or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to the Borrower or a Subsidiary thereof during such period, (ii) the net income of any Subsidiary of the Borrower (other than the Borrower) shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Subsidiary and (iii) the net income (or loss) of any other Person acquired by the Borrower or a Subsidiary of the Borrower in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

                "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                "Continuing Directors" shall mean the directors of the Borrower on the Effective Date, after giving effect to the Transaction and each other director if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least a majority of the then Continuing Directors in his or her election by the shareholders of the Borrower.

                "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Term Note, the Subsidiaries Guaranty, each Security Document, the Intercreditor Agreement and the Securities Account Control Agreement.

                "Credit Event" shall mean the making of any Term Loan or the issuance of any Letter of Credit.

                "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

                "DBCI" shall mean Deutsche Bank AG Cayman Islands Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

                "DBSI" shall mean Deutsche Bank Securities Inc., in its individual capacity.

                "Debtors-In-Possession" shall mean the Borrower and each of its Subsidiaries which, on the Initial Borrowing Date, is a debtor-in-possession pursuant to the Bankruptcy Code.

                "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

                "Dial-Up Assets" shall mean certain subscribers of internet services via dial-up connections, including certain wiring and equipment utilized by such subscribers, owned by the Borrower and its Subsidiaries on the Initial Borrowing Date, plus (i) such additional subscribers of internet services via dial-up connections and related assets as are, after the Initial Borrowing Date, acquired pursuant to Capital Expenditures made in accordance with Section 9.07, (ii) related net working capital and (iii) Equity Interests in Persons that own no assets other than such assets; it being understood and agreed that Dial-Up Assets shall not include any assets that constitute Chicago Assets, Los Angeles Assets, Non-Core Assets or San Francisco Assets.

                "Dial-Up Disposition Date" shall mean the date of the sale, transfer or other disposition of all or substantially all of the Dial-Up Assets in accordance with the provisions of Section 9.02(xviii).

                "Disclosure Statement" shall mean the Disclosure Statement, dated August 20, 2004, pursuant to Section 1125 of the Bankruptcy Code relating to the Plan of Reorganization, as approved by the Bankruptcy Court, and as the same may be amended, modified or supplemented from time in accordance with the terms hereof and thereof.

                "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of the same type as that in respect of which such dividend or distribution is being made of such Person or rights to acquire Qualified Capital Stock of the same type as that in respect of which such dividend or distribution is being made of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership or membership interests outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership or membership interests of such Person outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

                "Documentation Agent" shall mean DBSI, in its capacity as such hereunder.

                "Documents" shall mean the Credit Documents, the Second-Lien Note Documents, the Third-Lien Credit Documents and the Plan Documents.

                "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                "Drawing" shall have the meaning provided in Section 2.05(b).

                "Effective Date" shall have the meaning provided in Section
13.10.

                "Eligible Transferee" shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in Term Loans or any other "accredited investor" (as defined in Regulation D of the Securities Act), but in any event excluding the Borrower and its Subsidiaries.

                "End Date" shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

                "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

                "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C Section 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                "Equity Interests" shall mean of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

                "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

                "Eurodollar Loan" shall mean each Term Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by the Administrative Agent for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent (in its capacity as a Lender) with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the applicable Interest Determination Date, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                "Event of Default" shall have the meaning provided in
Section 10.

                "Excess Cash Flow" shall mean, for any period, the remainder of
(a) the sum of, without duplication, (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of, without duplication, (i) the aggregate amount of all Capital Expenditures made by the Borrower and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Asset Sale proceeds, insurance proceeds or Indebtedness), (ii) the aggregate amount of all payments made in respect of all Permitted Acquisitions consummated by the Borrower and its Subsidiaries during such period (other than any such payments to the extent financed with equity proceeds, Asset Sale proceeds, insurance proceeds or Indebtedness), (iii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries during such period (other than (A) repayments to the extent made with Asset Sale proceeds, equity proceeds, insurance proceeds or Indebtedness and (B) repayments of Term Loans, provided that repayments of Term Loans shall be deducted in determining Excess Cash Flow to the extent such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(b) or (y) made as a voluntary prepayment with internally generated funds), and (iv) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period.

                "Excess Cash Payment Date" shall mean April 15 of each year (commencing on April 15, 2006).

                "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

                "Existing Indebtedness" shall have the meaning provided in
Section 7.21.

                "FCC" shall mean the U.S. Federal Communications Commission, or any successor thereto.

                "FCC Licenses" shall have the meaning provided in Section
7.24(a).

                "Facing Fee" shall have the meaning provided in Section 3.01(d).

                "Fair Market Value" shall mean, with respect to any asset, the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer, of the Borrower, or the Subsidiary of the Borrower selling such asset.

                "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

                "Final Maturity Date" shall mean (x) with respect to Term Loans December 21, 2011, and (y) with respect to Letters of Credit December 21, 2009.

                "Final Order" shall mean an order of the Bankruptcy Court entered by the Bankruptcy Court, which has not been reversed, vacated or stayed and as to which the time to appeal, petition for certiorari, or to move for a new trial has expired and as to which no appeal, writ of certiorari or request for a new trial shall then be pending.

                "Foreign Pension Plan" shall mean each employee benefit plan, employment, bonus, incentive, stock purchase and stock option plan, program, agreement or arrangement; and each severance, termination pay, salary continuation, retention, accrued leave, vacation, sick pay, sick leave, medical, life insurance, disability, accident, profit-sharing, fringe benefit, pension, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the fifty states of the United States of America, by the Borrower or any of its Subsidiaries, including, without limitation, any such plan, fund, program, agreement or arrangement sponsored by a government or governmental entity.

                "Foreign Person" means any Person that is not a "United States person" as defined in Section 7701(a)(3) of the Code.

                "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time-to-time; provided that determinations in accordance with GAAP for purposes of Sections 4.02, 8.15 and 9, including defined terms as used therein, are subject (to the extent provided therein) to Section 13.07(a).

                "Governmental Authorizations" shall have the meaning provided in
Section 7.24(b).

                "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or Release of which is prohibited, limited or regulated by any governmental authority.

                "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit, bankers' acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers' acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement and (viii) all Off-Balance Sheet Liabilities of such Person. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person. It is understood and agreed that surety bonds obtained in the ordinary course of business (and the related reimbursement obligations to the respective surety or sureties) for the benefit of (and which support only obligations otherwise permitted hereunder of) the Borrower and the Subsidiary Guarantors (other than RCN International) shall not be considered Indebtedness for purposes of this definition, so long as such surety bonds do not otherwise support any obligation that would constitute Indebtedness.

                "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Term Loans occurs.

                "Intercompany Loan" shall have the meaning provided in Section 9.05(vii).

                "Intercompany Note" shall mean a promissory note, in the form of Exhibit N, evidencing Intercompany Loans.

                "Intercreditor Agreement" shall have the meaning provided in
Section 5.01(s).

                "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

                "Interest Period" shall have the meaning provided in
Section 1.09.

                "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                "Intertainer" means Intertainer Inc., a Delaware Corporation.

                "Investments" shall have the meaning provided in Section 9.05.

                "Issuing Lender" shall mean each of DBCI (except as otherwise provided in Section 12.09) and any other Lender reasonably acceptable to the Administrative Agent which agrees to issue Letters of Credit hereunder, provided that until such time as it agrees otherwise, DBCI shall not be an Issuing Lender with respect to any trade Letter of Credit. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such issuing Lender.

                "L/C Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "L/C Commitment," as the same may be terminated pursuant to Sections
3.03 and/or 10.

                "L/C Commitment Commission" shall have the meaning provided in
Section 3.01(a).

                "L/C Lender" shall mean each Lender which has an L/C Commitment or, after the termination of the L/C Commitments, is a Participant in Letter of Credit Outstandings.

                "L/C Percentage" means shall have the meaning provided in
Section 2.04(a).

                "L/C Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the L/C Commitment of such Lender and the denominator of which is the Total L/C Commitment at such time; provided that if the L/C Percentage of any Lender is to be determined after the Total L/C Commitment has been terminated, then the L/C Percentage of the Lenders shall be determined immediately prior (and without giving effect) to such termination, but adjusted for any assignments of L/C Commitments or related outstandings pursuant to this Agreement by such Lender after the date of such termination.

                "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or any of its Subsidiaries with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the respective Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement.

                "Lead Arranger and Book Manager" shall mean DBSI, in its capacity as such hereunder.

                "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                "Lender" shall mean each financial institution listed on
Schedule I, as well as any Person that becomes a "Lender" hereunder pursuant to
Section 1.13 or 13.04(b).

                "Lender Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 1.01 or 2.

                "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                "Letter of Credit Fee" shall have the meaning provided in
Section 3.01(b).

                "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

                "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

                "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                "Los Angeles Assets" means the Telecommunications Assets owned by the Borrower and its Subsidiaries that are, on the Initial Borrowing Date, physically located in the Los Angeles, California metropolitan area and utilized to provide telecommunications services to customers of the Borrower or its Subsidiaries in the Los Angeles, California metropolitan area plus (i) such additional Telecommunications Assets as are, after the Initial Borrowing Date, acquired for such cable systems and located in the Los Angeles, California metropolitan area pursuant to Capital Expenditures made in accordance with
Section 9.07, (ii) related net working capital and (iii) Equity Interests in Persons that own no assets other than such assets.

                "Management Agreements" shall mean all material agreements entered into by the Borrower or any of its Subsidiaries with respect to the management of the Borrower or any of its Subsidiaries after giving effect to the Transaction (including consulting agreements and other management advisory agreements but excluding employment agreements).

                "Margin Reduction Period" shall mean each period which shall commence on the date upon which the respective officer's certificate is delivered pursuant to Section 8.01(f) (together with the related financial statements pursuant to Section 8.01(b) or (c), as the case may be) and which shall end on the date of actual delivery of the next officer's certificate pursuant to Section 8.01(f) (and related financial statements) or the latest date on which such next officer's certificate (and related financial statements) is required to be so delivered; it being understood that the first Margin Reduction Period shall commence with the delivery of the Borrower's financial statements (and related officer's certificate) in respect of its fiscal quarter ending closest to March 31, 2005.

                "Margin Stock" shall have the meaning provided in Regulation U.

                "Material Adverse Effect" shall mean (i) a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole since December 31, 2003 (other than the commencement of the bankruptcy cases filed prior to the Initial Borrowing Date with respect to the Debtors-In-Possession) or (ii) a material adverse effect (x) on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or (y) on the ability of any Credit Party to perform its obligations to the Lenders or Administrative Agent hereunder or under any other Credit Document.

                "Material Asset Sale" shall mean any Asset Sale where the gross proceeds received by the Borrower and its Subsidiaries (taking the amount of cash and Cash Equivalents received, the principal amount of Indebtedness received and the fair market value of all other consideration) is in excess of $5,000,000.

                "Megacable Entities" shall mean, collectively, Megacable, S.A. de C.V., Megacable Telecommunications, S.A. de C.V. and MCM Holdings, S.A. de C.V.

                "Minimum Borrowing Amount" shall mean for Term Loans,
$5,000,000.

                "Moody's" shall mean Moody's Investors Service, Inc.

                "Mortgage" shall mean a mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument.

                "Mortgage Policy" shall mean a mortgage title insurance policy or a binding commitment with respect thereto.

                "Mortgaged Property" shall mean any Real Property owned or leased by the Borrower or any of its Subsidiaries which is encumbered (or required to be encumbered) by a Mortgage.

                "NAIC" shall mean the National Association of Insurance Commissioners.

                "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

                "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution.

                "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of the (x) marginal increase in taxes reasonably expected to be payable with respect to the fiscal year in which such event occurred as a result thereof and reasonable costs and expenses incurred in connection with such Recovery Event and (y) all cash amounts required to be applied as the result of such event to repay Indebtedness (other than Indebtedness hereunder or under the Second-Lien Credit Documents or the Third-Lien Note Documents) of the Borrower or the respective Subsidiary secured by such asset) received by the respective Person in connection with such Recovery Event.

                "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the reasonable costs and expenses of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold), and the marginal increase in taxes reasonably expected to be payable with respect to the fiscal year in which such Asset Sale occurred as a result thereof and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable within one year of the date of such Asset Sale, and that are directly attributable to such Asset Sale (as determined reasonably and in good faith by the chief financial officer of the Borrower); provided, that (x) the unused portion of any such reserves shall constitute Net Sale Proceeds and be required to be used to prepay Loans in accordance with
Section 4.02(e) on the date occurring one year from the respective Asset Sale or
(y) if any such reserves are otherwise reversed or released, an amount equal to the amount of such reversal or release shall be deemed to constitute Net Sale Proceeds received at the time of such reversal or release and shall be used to prepay Loans in accordance with Section 4.02(e).

                "New Jersey Property" shall mean the real property owned by RCN Telecom Services, Inc., on the Initial Borrowing Date and located at 65-75 River Road, Nutley, New Jersey.

                "New York Microwave Subscribers" shall mean certain subscribers of telecommunication, video or broadband services delivered via microwave, including certain wiring and equipment utilized by such subscribers, owned by the Borrower and its Subsidiaries that are, on the Initial Borrowing Date, physically located in New York City and Northern New Jersey plus (i) such additional subscribers of telecommunication, video or broadband services delivered via microwave and related assets as are, after the Initial Borrowing Date, acquired and located in New York City and Northern New Jersey pursuant to Capital Expenditures made in accordance with Section 9.07, (ii) related net working capital and (iii) Equity Interests in Persons that own no assets other than such assets.

                "Non-Core Assets" shall mean the New York Microwave Subscribers and the assets listed on Schedule XIV hereto; it being understood and agreed that Non-Core Assets shall not include any assets that constitute Chicago Assets, Dial-Up Assets, Los Angeles Assets, or San Francisco Assets.

                "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

                "Non-Wholly-Owned Subsidiary" shall mean any Subsidiary of the Borrower that is not a Wholly-Owned Subsidiary of the Borrower.

                "Notice of Borrowing" shall have the meaning provided in
Section 1.03(a).

                "Notice of Conversion/Continuation" shall have the meaning provided in Section 1.06.

                "Notice of Plan Effective Date" shall mean the notice from the Borrower certifying that the effective date for the Plan of Reorganization has occurred.

                "Notice Office" shall mean (i) for credit notices, the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005,
Attention: Alexander Richarz, Telephone No.: (212) 250-6142, and Telecopier No.:
(212) 797-5692 and (ii) for operational notices, the office of the Administrative Agent located at 90 Hudson Street, 5th Floor, Jersey City, New Jersey 07302, Attention: John Quinn, Telephone No.: (201) 593-2177 and Telecopier No.: 201-593-2310, or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent, any other Agent, any Issuing Lender, or any Lender pursuant to the terms of this Agreement or any other Credit Document.

                "Off-Balance Sheet Liabilities" of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any obligation under a Synthetic Lease or
(iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

                "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices.

                "Participant" shall have the meaning provided in Section
2.04(a).

                "Payment Office" shall mean the office of the Administrative Agent located at 90 Hudson Street, 5th Floor, Jersey City, New Jersey or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                "Permitted Acquisition" shall mean the acquisition by the Borrower or a Wholly-Owned Domestic Subsidiary of the Borrower which is a Subsidiary Guarantor of an Acquired Entity or Business (including by way of merger of such Acquired Entity or Business with and into the Borrower (so long as the Borrower is the surviving corporation) or a Wholly-Owned Domestic Subsidiary of the Borrower which is a Subsidiary Guarantor (so long as the Subsidiary Guarantor is the surviving corporation)), provided that (in each case) (A) the consideration paid or to be paid by the Borrower or such Wholly-Owned Domestic Subsidiary consists solely of cash, the issuance or incurrence of Indebtedness otherwise permitted by Section 9.04 and the assumption/acquisition of any Indebtedness (calculated at face value) which is permitted to remain outstanding in accordance with the requirements of Section 9.04, (B) in the case of the acquisition of 100% of the capital stock or other Equity Interests of any Person (including way of merger), such Person shall own no capital stock or other equity interests of any other Person (excluding de minimis amounts) unless such Person owns 100% of the capital stock or other Equity Interests of such other Person, (C) all of the business, division or product line acquired pursuant to the respective Permitted Acquisition, or the business of the Person acquired pursuant to the respective Permitted Acquisition and its Subsidiaries taken as a whole, is in the United States, (D) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a business permitted by Section 9.15 and (E) all applicable requirements of Sections 8.15, 9.02 and 9.19 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of "Permitted Acquisition" shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

                "Permitted Acquisition Amount" shall mean, at any time the Adjusted Leverage Ratio is within a range set forth below, the amount set forth opposite such Adjusted Leverage Ratio range set forth below:

                                                             Permitted
                                                            Acquisition
                Adjusted Leverage Ratio                        Amount
                -----------------------------------        -------------
                Greater than 5.00:1.00                     $   5,000,000

                Greater  than  4.00:1.00,  but less
                 than or equal to 5.00:1.00                $  10,000,000

                Greater  than  2.50:1.00,  but less
                 than or equal to 4.00:1.00                $  15,000,000

                Less than or equal to 2.50:1.00            $  25,000,000

Notwithstanding the foregoing, prior to delivery of financial statements pursuant to Section 8.01(b) for the fiscal quarter ended March 31, 2005, the Permitted Acquisition Amount shall be deemed to be $0.

                "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

                "Permitted Liens" shall have the meaning provided in
Section 9.01.

                "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                "Plan Documents" shall have the meaning provided in the Plan of Reorganization.

                "Plan of Reorganization" shall mean the chapter 11 plan of reorganization relating to the Borrower and its Subsidiaries subject thereto, dated August 20, 2004, including the exhibits and schedules thereto, as the same may be amended, modified or supplemented from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof and hereof.

                "Pledge Agreement" shall have the meaning provided in
Section 5.01(p).

                "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

                "Pledgee" shall have the meaning provided in the Pledge
Agreement.

                "Prepayment Premium" shall mean with respect to all prepayments of principal of Term Loans made pursuant to Section 4.01 with proceeds received by the Borrower and its Subsidiaries from the incurrence of Indebtedness or in anticipation of the incurrence of any Indebtedness and all mandatory repayments of principal of Term Loans made pursuant to Sections 4.02(d) and (e) (other than mandatory repayments of less than $5,000,000 required to be made pursuant to
Section 4.02(e) with Net Sale Proceeds from Asset Sales so long as the aggregate amount of all such mandatory repayments does not exceed $5,000,000 per fiscal year) and (i) prior to the second anniversary of the Initial Borrowing Date, an amount equal to 2.0% of the principal amount so prepaid or repaid and (ii) after the second anniversary of the Initial Borrowing Date but prior to the third anniversary of the Initial Borrowing Date, an amount equal to 1.0% of the principal amount so prepaid or repaid.

                "Pro Forma Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness except to the extent accompanied by a corresponding permanent commitment reduction) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period and/or (z) the Permitted Acquisition, if any, then being consummated as well as any other Permitted Acquisition or Material Asset Sale consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected, as the case may be, with the following rules to apply in connection therewith:

                (i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination;

                (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) at the rate which would have been applicable thereto on the last day of the respective Calculation Period, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

                (iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Permitted Acquisition or Material Asset Sale consummated during the periods described above, with such Consolidated EBITDA to be determined as if such Permitted Acquisition or Material Asset Sale was consummated on the first day of the relevant Calculation Period, taking into account, for any portion of the relevant period being tested occurring prior to the consummation of any Permitted Acquisition or Material Asset Sale, demonstrable cost savings actually achieved simultaneously with, or to be achieved within a 1-year period following, the closing of the respective Permitted Acquisition or Material Asset Sales, which cost savings would be permitted to be recognized in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act, as if such cost-savings were realized on the first day of the relevant period.

                "Pro Forma Financials" shall mean the pro forma consolidated financial statements of the Borrower and its Subsidiaries (after giving effect to the Transaction and any other significant transactions in the case of said pro forma financial statements), which Pro Forma Financials were delivered to the Agents and the Lenders prior to the Initial Borrowing Date.

                "Projections" shall mean the projections that are contained in the Confidential Information Memorandum dated November 2004 and that were prepared by or on behalf of the Borrower in connection with the Transaction and delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date.

                "Qualified Capital Stock" shall mean any Equity Interests of the Borrower, the express terms of which shall provide that dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of this Agreement or any other agreement of the Borrower or any of its Subsidiaries relating to outstanding indebtedness and which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any change of control event), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an change of control event), in whole or in part, on or prior to one year following the latest Final Maturity Date then in effect.

                "Quarterly Payment Date" shall mean the last Business Day of each September, December, March and June occurring after the Initial Borrowing Date, commencing on March 31, 2005.

                "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                "RCN International" shall mean RCN International Holdings, Inc., a Delaware corporation.

                "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

                "Register" shall have the meaning provided in Section 13.15.

                "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

               "Release" shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.

                "Replaced Lender" shall have the meaning provided in
Section 1.13.

                "Replacement Lender" shall have the meaning provided in
Section 1.13.

                "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27, .28 or .32 of PBGC Regulation Section 4043.

                "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose outstanding Term Loan Commitments (or after the termination thereof, outstanding principal of Term Loans) and L/C Commitments (or after the termination thereof, the L/C Percentages of Letter of Credit Outstandings) represent at least 50.1% of the sum of (i) all outstanding Term Loan Commitments (or after the termination thereof, outstanding principal of Term Loans) of Non-Defaulting Lenders and (ii) the Total L/C Commitment of all Non-Defaulting Lenders (or after the termination thereof, the aggregate L/C Percentages of all Non-Defaulting Lenders of Letter of Credit Outstandings at such time).

                "Required Unrestricted Cash Amount" shall mean at any time the Adjusted Leverage Ratio (as determined from the financial statements last delivered pursuant to Section 8.01(b) or (c), as the case may be) is within a range set forth below, the amount of Unrestricted Cash opposite such Adjusted Leverage Ratio Range set forth below:

                                                        Minimum Required Unrestricted
                Adjusted Leverage Ratio                   cash and Cash Equivalents
                -----------------------------------     -----------------------------
                Greater than 6.50:1.00                           $ 85,000,000

                Greater  than  5.50:1.00, but less
                 than or equal to 6.50:1.00                      $ 80,000,000

                Greater  than  4.50:1.00, but less
                 than or equal to 5.50:1.00                      $ 70,000,000

                Greater  than  3.50:1.00, but less than
                 or equal to 4.50:1.00                           $ 60,000,000

                Greater  than  3.00:1.00, but less than
                 or equal to 3.50:1.00                           $ 50,000,000

                Greater  than  2.50:1.00, but less than
                 or equal to 3.00:1.00                           $ 25,000,000

                Less than or equal to 2.50:1.00                  $          0

Notwithstanding the foregoing, prior to delivery of financial statements pursuant to Section 8.01(b) for the fiscal quarter ended March 31, 2005, the Adjusted Leverage Ratio shall be deemed to be greater than 6.50:1.00 (and the Required Unrestricted Cash Amount until such time shall be $85,000,000).

                "Restricted" shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents (i) appears (or would be required to appear) as "restricted" on a consolidated balance sheet of the Borrower or of any such Subsidiary, (ii) are subject to any Lien in favor of any Person other than the Collateral Agent for the benefit of the Secured Creditors or (iii) are not otherwise generally available for use by the Borrower or any of its Subsidiaries.

                "Returns" shall have the meaning provided in Section 7.09.

                "Rollover Amount" shall have the meaning provided in Section 9.07(b).

                "S&P" shall mean Standard & Poor's Rating Services, a division of McGraw-Hill, Inc., or any successor thereto.

                "San Francisco Assets" means the Telecommunications Assets owned by the Borrower and its Subsidiaries that are, on the Initial Borrowing Date, physically located in the San Francisco, California metropolitan area and utilized to provide telecommunications services to customers of the Borrower or its Subsidiaries in the San Francisco, California metropolitan area plus (i) such additional Telecommunications Assets as are, after the Initial Borrowing Date, acquired for such cable systems and located in the San Francisco, California metropolitan area pursuant to Capital Expenditures made in accordance with Section 9.07, (ii) related net working capital and (iii) Equity Interests in Persons that own no assets other than such assets.

                "Schedule" shall mean the schedules attached hereto.

                "Scheduled Repayment" shall have the meaning provided in Section 4.02(b).

                "Scheduled Repayment Date" shall have the meaning provided in
Section 4.02(b).

                "SEC" shall have the meaning provided in Section 8.01(h).

                "Second-Lien Administrative Agent" shall mean the "Trustee" (including in its capacity as collateral agent under the Second-Line Note Documents) under and as defined in the Second-Lien Note Indenture.

                "Second-Lien Collateral Agent" shall mean the "Trustee" under and as defined in the Second-Lien Note Documents.

                "Second-Lien Note Documents" shall mean the Second-Lien Note Indenture, and the related guarantees, pledge agreements, security agreements, mortgages, notes and other agreements and instruments entered into in connection with the Second-Lien Note Indenture, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

                "Second-Lien Note Indenture" shall mean that certain Indenture, dated as of the date hereof, among the Borrower, the Second-Lien Administrative Agent and various lenders from time to time party thereto, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

                "Second-Lien Notes" shall mean the 7-3/8% Convertible Second-Lien Notes due 2012 issued by the Borrower on the Initial Borrowing Date pursuant to the Second-Lien Note Indenture.

                "Second-Lien Security Documents" shall mean the "Security Documents" under, and as defined in, the Second-Lien Note Indenture.

                "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

                "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

                "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                "Security Agreement" shall have the meaning provided in Section 5.01(q).

                "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

                "Security Document" shall mean and include each of the Security Agreement, the Pledge Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Security Document.

                "Securities Exchange Act" the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time.

                "Shareholders' Agreements" shall mean all agreements (including, without limitation, shareholders' agreements, subscription agreements and registration rights agreements) entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of the capital stock of the entity that is a party to such agreement and any agreements entered into by shareholders relating to any such entity with respect to its capital stock to which such entity is also a party.

                "Starpower" means Starpower Communications, LLC, a Delaware limited liability company.

                "Starpower Acquisition" means the acquisition by the Borrower of the 50% of the Equity Interests in Starpower not owned by the Borrower for aggregate purchase consideration not exceeding $32 million.

                "Start Date" shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period.

                "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

                "Subsidiaries Guaranty" shall have the meaning provided in
Section 5.01(o).

                "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower which has executed and delivered the Subsidiaries Guaranty, with (x) each Wholly-Owned Domestic Subsidiary of the Borrower on the Initial Borrowing Date and each subsequently acquired Wholly-Owned Domestic Subsidiary (including Starpower upon the consummation of the Starpower Acquisition) being required to be a Subsidiary Guarantor.

                "Supermajority Lenders" shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations in respect of the L/C Commitments were repaid in full and the Total L/C Commitment was terminated and (y) the text "at least 50.1%" contained therein were changed to "at least 66-2/3%."

                "Syndication Agent" shall mean DBSI, in its capacity as such hereunder.

                "Syndication Date" shall mean that date upon which the Administrative Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication (and resultant addition of Persons as Lenders pursuant to Section 13.04(b)) has been completed.

                "Synthetic Lease" means a lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

                "Tax Allocation Agreements" shall mean any tax sharing or tax allocation agreements entered into by the Borrower or any of its Subsidiaries.

                "Tax Benefit" shall have the meaning provided in Section
4.04(c).

                "Taxes" shall have the meaning provided in Section 4.04(a).

                "Telecommunications Assets" means properties or assets utilized directly or indirectly for the design, development, construction, installation, operation, integration, management or provision of any telecommunications business, including voice, video and data transmission products, services and systems and any business reasonably related to the foregoing.

                "Term Loan" shall have the meaning provided in Section 1.01.

                "Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Term Loan Commitment," as the same may be terminated pursuant to Sections 3.03 and/or 10.

                "Term Loan Percentage" of any Term Loan Lender at any time (x) prior to the termination of the Total Term Loan Commitment, a fraction (expressed as a percentage) the numerator of which is the Term Loan Commitment of such Term Loan Lender and the denominator of which is the Total Term Loan Commitment or (y) after the Total Term Loan Commitment has terminated, (i) if the Initial Borrowing Date has occurred, a fraction (expressed as a percentage) the numerator of which is the outstanding principal of Term Loans of such Term Loan Lender and the denominator of which is the aggregate principal amount of all outstanding Term Loans or (ii) if the Initial Borrowing Date has not occurred, the percentage for each Term Loan Lender determined as provided in clause (x) above, based on the Term Loan Commitments of the various Term Loan Lenders as in effect immediately before the termination of the Total Term Loan Commitment.

                "Term Note" shall have the meaning provided in Section 1.05(a).

                "Test Period" shall mean (i) for the period ended March 31, 2005, the fiscal quarter of the Borrower then ended, (ii) for the period ended June 30, 2005, the two consecutive fiscal quarters (taken as one accounting period) of the Borrower then ended, (iii) for the period ended September 30, 2005, the three consecutive fiscal quarters (taken as one accounting period) of the Borrower then ended and (iv) thereafter, each period of four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period).

                "Third-Lien Administrative Agent" shall mean HSBC Bank USA, National Association in its capacity as agent for the secured creditors under the Third-Lien Credit Documents.

                "Third-Lien Collateral Agent" shall mean HSBC Bank USA, National Association in its capacity as collateral agent for the secured creditors under the Third-Lien Credit Documents.

                "Third-Lien Credit Agreement" shall mean the Credit Agreement, dated as of the date hereof, among the Borrower, the lenders party thereto, and HSBC Bank USA, National Association, as agent, as the same may be amended, modified, and (or supplemented from time to time in accordance with the terms hereof and thereof).

                "Third-Lien Credit Documents" shall mean the Third-Lien Credit Agreement, and the related guarantees, pledge agreements, security agreements, mortgages, notes and other agreements and instruments entered into in connection with the Third-Lien Credit Agreement, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

                "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

                "Total L/C Commitment" shall mean, at any time, the sum of the L/C Commitments of each of the Lenders at such time.

                "Total Consideration" shall mean, with respect to any sale or disposition, the aggregate amount of cash and Cash Equivalents, plus the greater of the face amount (if relevant) Fair Market Value of all other consideration, in each case received by the Borrower and its Subsidiaries from the respective sale or disposition.

                "Total Leverage Ratio" shall mean, at any time, the ratio of Consolidated Indebtedness at such time to Consolidated EBITDA for the Test Period then most recently ended.

                "Total Term Loan Commitment" shall mean, at any time, the sum of the Term Loan Commitments of each of the Lenders at such time.

                "Total Unutilized L/C Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total L/C Commitment then in effect less (y) the sum of the aggregate amount of all Letter of Credit Outstandings at such time.

                "Transaction" shall mean, collectively, (i) the consummation of the Plan of Reorganization, (ii) the entering into of the Credit Documents and the occurrence of the Credit Events hereunder on the Initial Borrowing Date,
(iii) the entering into of the Second-Lien Note Documents and the issuance of all Second-Lien Notes thereunder on the Initial Borrowing Date, (iv) the entering into of the Third-Lien Credit Documents and (v) the payment of all fees and expenses in connection with the foregoing.

                "Treasury Rate" shall mean the yield to maturity at the Dial-Up Disposition Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the Dial-Up Disposition Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Dial-Up Disposition Date to December 31, 2009; provided, however, that if the period from the Dial-Up Disposition Date to December 31, 2009 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Dial-Up Disposition Date to December 31, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                "Type" shall mean the type of Term Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

                "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of
Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contribution).

                "United States" and "U.S." shall each mean the United States of America.

                "Unpaid Drawing" shall have the meaning provided in Section 2.05(a).

                "Unrestricted" shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents are not Restricted.

                "Unutilized L/C Commitments" shall mean, with respect to any Lender at any time, such Lender's L/C Commitment at such time less such Lender's L/C Percentage of the Letter of Credit Outstandings at such time

                "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is incorporated or organized in the United States or any State thereof.

                "Wholly-Owned Domestic Subsidiary Guarantor" shall mean any Wholly-Owned Domestic Subsidiary of the Borrower, which is also a Subsidiary Guarantor.

                "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                SECTION 12. The Administrative Agent.

                12.01 Appointment. The Lenders hereby irrevocably designate and appoint DBCI as Administrative Agent (for purposes of this Section 12 and Section 13.01, the term "Administrative Agent" also shall include DBCI in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Term Note by the acceptance of such Term Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

                12.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Term Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                12.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Term Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the extensions of credit hereunder and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Term Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Term Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

                12.04 Certain Rights of the Administrative Agent. If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Term Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

                12.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

                12.06 Indemnification. To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective "percentage" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's (or such affiliate's) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                12.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Term Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender," "Required Lenders," "Supermajority Lenders," "holders of Term Notes" or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit

Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                12.08 Holders. The Administrative Agent may deem and treat the payee of any Term Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Term Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Term Note or of any Term Note or Term Notes issued in exchange therefor.

                12.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Lenders and, unless a Default or an Event of Default under Section 10.05 then exists, the Borrower. Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit hereunder and (y) shall maintain all of its rights as Issuing Lender, with respect to any Letters of Credit issued by it prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower's approval shall not be required if an Event of Default then exists).

                (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower's consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                (e) Upon a resignation of the Administrative Agent pursuant to this Section 12.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

                SECTION 13. Miscellaneous.

                13.01   Payment of Expenses, etc. The Borrower hereby agrees to:
(i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and the Administrative Agent's other counsel and consultants) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and of the Administrative Agent and, after the occurrence of an Event of Default, each of the Issuing Lenders and Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and, after the occurrence of an Event of Default, counsel for each of the Issuing Lenders and Lenders); (ii) pay and hold the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, such Issuing Lender or such Lender) to pay such taxes; and
(iii) indemnify the Administrative Agent, each Issuing Lender and each Lender, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, any Issuing Lender or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Term Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries, the non-compliance by the Borrower or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the

Borrower, any of its Subsidiaries or any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Issuing Lender or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                13.02   Right of Setoff.

                (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, each Issuing Lender and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, such Issuing Lender or such Lender (including, without limitation, by branches and agencies of the Administrative Agent, such Issuing Lender or such Lender wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent, such Issuing Lender or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, such Issuing Lender or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                (b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER OR THE ADMINISTRATIVE AGENT SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR, TO THE EXTENT REQUIRED BY SECTION 13.12 OF THIS AGREEMENT, ALL OF THE LENDERS, OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR
SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED

TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR THE ADMINISTRATIVE AGENT OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

                13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. Any party hereto may change its address or telecopy number for notices and other communications hereunder by written notice to the other parties hereto. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

                13.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, neither the Borrower nor the Borrower may assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Term Loan, Term Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Term

Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Term Loans or Letters of Credit hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

                (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Term Loan Commitments or L/C Commitments have terminated, the related outstanding Obligations) hereunder to (i)(A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in Term Loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in Term Loans, any other fund that invests in Term Loans and is managed or advised by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Term Loan Commitments or L/C Commitments have terminated, the related outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in Term Loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time, Schedule I shall be deemed modified to reflect the Commitments and/or outstanding Term Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Term Notes by the assigning Lender (or, upon such assigning Lender's indemnifying the Borrower for any lost Term Note pursuant to a customary indemnification agreement) new Term Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Term Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Term Loans, as the case may be, (iii) the consent of the Administrative Agent and the Borrower (unless a Default under Section
10.01 or 10.05 or an Event of Default has occurred and is continuing and with such consent of the Borrower not being required in connection with the primary syndication (as determined by the Administrative Agent) of the Term Loans) shall be required in connection with any such assignment pursuant to clause (y) above (which consent shall not be unreasonably withheld or delayed), (iv) the consent of each Issuing Lender shall be required for any assignment of any L/C Commitment or participation in any Letter of Credit Outstandings, (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and
(vi) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms and necessary attachments (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in greater amounts under Section 1.10,
2.06 or 4.04 from the amounts the Borrower is required to pay or increase with respect to the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased amounts (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

                (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Term Loans and Term Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrower), any Lender which is a fund may pledge all or any portion of its Term Loans and Term Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

                13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

                13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Term Loans, Unpaid Drawings, L/C Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

                13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided that, (i) except as otherwise specifically provided herein, all computations of Excess Cash Flow, and all computations and all definitions (including accounting terms) used in determining compliance with Sections 8.17 and 9, inclusive, shall utilize generally accepted accounting principles and policies in conformity with those used to prepare the financial statements of the Borrower referred to in Section 8.01(c) for the fiscal year ending December 31, 2004 and (ii) to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis.

                (b) All computations of interest, L/C Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, L/C Commitment Commission or Fees are payable.

                13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO

THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

                (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

                13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of the Borrower may be released from, the Subsidiaries Guaranty and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly modified in the case of following clause (i)), (i) extend the final scheduled maturity of any Term Loan or Term Note or extend the stated expiration date of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and the L/C Commitments on the Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and L/C Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the

Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent, (4) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, or (5) reduce the amount of, or extend the date of, any Scheduled Repayment without the consent of the Supermajority Lenders holding Term Loans, or amend the definition of Supermajority Lenders without the consent of the Supermajority Lenders holding Term Loans (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Term Loans and L/C Commitments are included on the Effective Date).

                (b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower if the respective Lender's consent is required with respect to less than all Tranches (or related Commitments), to replace only the respective Tranche or Tranches of Commitments and/or related outstandings of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitments and repay the outstanding Term Loans of such Lender and cash collateralize such Lender's L/C Percentage of all outstanding Letters of Credit (or, if such Lender is being replaced as to a single Tranche only, take such actions with respect to the Tranche for which it is being terminated), all in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments that are terminated, and Term Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Term Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Term Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

                13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Term Notes and the making and repayment of the Obligations.

                13.14 Domicile of Term Loans. Each Lender may transfer and carry its Term Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Term Loans pursuant to this Section
13.14 would, at the time of such transfer, result in increased costs under
Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

                13.15 Register. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Term Loans made by each of the Lenders and each repayment in respect of the principal amount of the Term Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Term Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Term Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Term Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Term Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Term Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Term Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Term Note (if any) evidencing such Term Loan, and thereupon one or more new Term Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

                13.16   Confidentiality. (a) Subject to the provisions of clause
(b) of this Section 13.16, each of the Administrative Agent and the Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance

Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty's professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.16, and (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Term Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16.

                (b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to the Borrower or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

                13.17 Limitation on Additional Amounts. Notwithstanding anything to the contrary contained in Section 1.10, 1.11 or 2.06, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under any such Section within 270 days after the later of (x) the date the Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or
(y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11 or 2.06, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 270 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said
Section 1.10, 1.11 or 2.06. This Section 13.17 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11or 2.06.

                13.18 Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that the Borrower and its Subsidiaries shall be required to take the actions specified in Schedule XV as promptly as practicable, and in any event within the time periods set forth in Schedule XV or such other time periods as the Administrative Agent may agree. The provisions of Schedule XV shall be deemed incorporated by reference herein as fully as if set forth herein in their entirety. All provisions of this Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as otherwise provided in the Credit Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Initial Borrowing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 13.18 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by this
Section 13.18 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a covenant and agreement by the Borrower to each of the Lenders that the actions required pursuant to this
Section 13.18 will be, or have been, taken within the relevant time periods referred to in this Section 13.18 and that, at such time, all representations and warranties contained in this Agreement and the other Credit Documents shall then be true and correct in all material respects without any modification pursuant to this Section 13.18. The parties hereto acknowledge and agree that the failure to take any of the actions required above (other than any actions that are not material, either individually or in the aggregate), within the relevant time periods required above, shall give rise to a Default pursuant to this Agreement upon notice of such failure to the Borrower by the Administrative Agent or the Required Lenders.

                13.19 The Patriot Act. Each Lender subject to the USA PATRIOT ACT (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and the other Credit Parties and other information that will allow such Lender to identify the Borrower and the other Credit Parties in accordance with the Act.

                13.20 OTHER LIENS ON COLLATERAL; TERMS OF INTERCREDITOR AGREEMENT; ETC. (a) EACH LENDER PARTY HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT LIENS SHALL BE CREATED ON THE COLLATERAL PURSUANT TO THE SECOND-LIEN NOTE DOCUMENTS AND ON THE COLLATERAL OF THE BORROWER PURSUANT TO THE THIRD-LIEN CREDIT DOCUMENTS, WHICH LIENS SHALL BE REQUIRED TO BE SUBORDINATED AND JUNIOR TO THE LIENS CREATED PURSUANT TO THE CREDIT DOCUMENTS IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT. PURSUANT TO THE EXPRESS TERMS OF SECTION 8.1 OF THE INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND ANY OF THE CREDIT DOCUMENTS, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

                (b) EACH LENDER AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT ON BEHALF OF THE LENDERS, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT.

                (c) THE PROVISIONS OF THIS SECTION 13.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT, THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THIS AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO

UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT OR ANY OF AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. EACH LENDER IS FURTHER AWARE THAT CERTAIN AGENTS ARE ALSO ACTING IN AN AGENCY CAPACITY UNDER, AND AS DEFINED IN, THE SECOND-LIEN NOTE DOCUMENTS, AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION THERETO OR CAUSE OF ACTION ARISING THEREFROM. * * *

                IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

105 Carnegie Center                        RCN CORPORATION
Princeton, New Jersey 08540
Attention:  Chief Financial Officer
                                           By: /s/ Patrick T. Hogan
                                              ----------------------------------
                                              Name:  Patrick T. Hogan
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

                                           DEUTSCHE BANK AG CAYMAN
                                             ISLANDS BRANCH, Individually and as
                                             Administrative Agent


                                           By: /s/ Alexander Richarz
                                              ----------------------------------
                                              Name:  Alexander Richarz
                                              Title: Vice President


                                           By: /s/ Gregory Shefrin
                                              ----------------------------------
                                              Name:  Gregory Shefrin
                                              Title: Director

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----

SECTION 1.      Amount and Terms of Credit.............................................................1

     1.01       The Commitments........................................................................1
     1.02       Minimum Amount of Borrowing............................................................1
     1.03       Notice of Borrowing....................................................................1
     1.04       Disbursement of Funds..................................................................2
     1.05       Term Notes.............................................................................3
     1.06       Conversions............................................................................3
     1.07       Pro Rata Borrowings....................................................................4
     1.08       Interest...............................................................................4
     1.09       Interest Periods for Eurodollar Loans..................................................5
     1.10       Increased Costs, Illegality, etc.......................................................6
     1.11       Compensation...........................................................................8
     1.12       Change of Lending Office...............................................................8
     1.13       Replacement of Lenders.................................................................9

SECTION 2.      Letters of Credit.....................................................................10

     2.01       Letters of Credit.....................................................................10
     2.02       Maximum Letter of Credit Outstandings; Final Maturities...............................11
     2.03       Letter of Credit Requests; Minimum Stated Amount......................................11
     2.04       Letter of Credit Participations.......................................................12
     2.05       Agreement to Repay Letter of Credit Drawings..........................................13
     2.06       Increased Costs.......................................................................14

SECTION 3.      L/C Commitment Commission; Fees; Reductions of Commitment.............................15

     3.01       Fees..................................................................................15
     3.02       Voluntary Termination of Unutilized L/C Commitments...................................16
     3.03       Mandatory Reduction of Commitments....................................................17

SECTION 4.      Prepayments; Payments; Taxes..........................................................17

     4.01       Voluntary Prepayments.................................................................18
     4.02       Mandatory Repayments..................................................................18
     4.03       Method and Place of Payment...........................................................22
     4.04       Net Payments..........................................................................22

SECTION 5.      Conditions Precedent to Credit Events on the Initial Borrowing Date...................25

SECTION 6.      Conditions Precedent to All Credit Events.............................................32

     6.01       No Default; Representations and Warranties............................................33
     6.02       Notice of Borrowings; Letter of Credit Request........................................33

                                       (i)

SECTION 7.      Representations, Warranties and Agreements............................................33

     7.01       Organizational Status.................................................................33
     7.02       Power and Authority...................................................................34
     7.03       No Violation..........................................................................34
     7.04       Approvals.............................................................................34
     7.05       Financial Statements; Financial Condition; Undisclosed Liabilities; Projections.......35
     7.06       Litigation............................................................................36
     7.07       True and Complete Disclosure..........................................................36
     7.08       Use of Proceeds; Margin Regulations...................................................36
     7.09       Tax Returns and Payments..............................................................37
     7.10       Compliance with ERISA.................................................................37
     7.11       The Security Documents................................................................38
     7.12       Properties............................................................................39
     7.13       Capitalization........................................................................39
     7.14       Subsidiaries..........................................................................39
     7.15       Compliance with Statutes, etc.........................................................40
     7.16       Investment Company Act................................................................40
     7.17       Public Utility Holdings Company Act...................................................40
     7.18       Environmental Matters.................................................................40
     7.19       Labor Relations.......................................................................41
     7.20       Intellectual Property, etc............................................................41
     7.21       Indebtedness..........................................................................41
     7.22       Insurance.............................................................................42
     7.23       Representations and Warranties in Other Documents.....................................42
     7.24       FCC Licenses and Other Governmental Authorizations....................................42
     7.25       Intercreditor Agreement...............................................................43
     7.26       Certain Agreements....................................................................43
     7.27       RCN International.....................................................................44

SECTION 8.      Affirmative Covenants.................................................................44

     8.01       Information Covenants.................................................................44
     8.02       Books, Records and Inspections; Annual Meetings.......................................47
     8.03       Maintenance of Property; Insurance....................................................48
     8.04       Existence; Franchises.................................................................48
     8.05       Compliance with Statutes, etc.........................................................49
     8.06       Compliance with Environmental Laws....................................................49
     8.07       ERISA.................................................................................50
     8.08       End of Fiscal Years; Fiscal Quarters..................................................51
     8.09       Performance of Obligations............................................................51
     8.10       Payment of Taxes......................................................................51
     8.11       Use of Proceeds.......................................................................51
     8.12       Additional Security; Further Assurances; etc..........................................52
     8.13       Ownership of Subsidiaries; etc........................................................53
     8.14       Corporate Separateness................................................................53

                                      (ii)

     8.15       Starpower Acquisition.................................................................53
     8.16       Third-Lien Credit Agreement...........................................................53
     8.17       Permitted Acquisitions................................................................53
     8.18       Ratings...............................................................................55
     8.19       RCN International/Megacable Entities..................................................55

SECTION 9.      Negative Covenants....................................................................55

     9.01       Liens.................................................................................55
     9.02       Consolidation, Merger, Purchase or Sale of Assets, etc................................58
     9.03       Dividends.............................................................................61
     9.04       Indebtedness..........................................................................62
     9.05       Advances, Investments and Loans.......................................................63
     9.06       Transactions with Affiliates..........................................................65
     9.07       Capital Expenditures..................................................................65
     9.08       Consolidated Interest Coverage Ratio..................................................66
     9.09       Minimum Consolidated EBITDA...........................................................67
     9.10       [Intentionally Deleted]...............................................................68
     9.11       Adjusted Leverage Ratio...............................................................68
     9.12       Minimum Cash on Hand..................................................................69
     9.13       Limitations on Payments of the Second-Lien Note Indenture and Third-Lien Credit
                 Agreement; Modifications of Second-Lien Note Documents, Third-Lien Credit Documents,
                 Certificate of Incorporation, By-Laws and Certain Other Agreements, etc..............69
     9.14       Limitation on Certain Restrictions on Subsidiaries....................................69
     9.15       Limitation on Issuance of Capital Stock...............................................70
     9.16       Business, etc.........................................................................70
     9.17       Limitation on Creation of Subsidiaries................................................71

SECTION 10.     Events of Default.....................................................................71

     10.01      Payments..............................................................................71
     10.02      Representations, etc..................................................................71
     10.03      Covenants.............................................................................71
     10.04      Default Under Other Agreements........................................................71
     10.05      Bankruptcy, etc.......................................................................72
     10.06      ERISA.................................................................................72
     10.07      Security Documents....................................................................73
     10.08      Subsidiaries Guaranty.................................................................73
     10.09      Judgments.............................................................................73
     10.10      Change of Control.....................................................................73
     10.11      Intercreditor Agreement...............................................................74

SECTION 11.     Definitions and Accounting Terms......................................................74

     11.01      Defined Terms.........................................................................74

                                      (iii)

SECTION 12.     The Administrative Agent.............................................................103

     12.01      Appointment..........................................................................104
     12.02      Nature of Duties.....................................................................104
     12.03      Lack of Reliance on the Administrative Agent.........................................104
     12.04      Certain Rights of the Administrative Agent...........................................105
     12.05      Reliance.............................................................................105
     12.06      Indemnification......................................................................105
     12.07      The Administrative Agent in its Individual Capacity..................................105
     12.08      Holders..............................................................................106
     12.09      Resignation by the Administrative Agent..............................................106

SECTION 13.     Miscellaneous........................................................................107

     13.01      Payment of Expenses, etc.............................................................107
     13.02      Right of Setoff......................................................................108
     13.03      Notices..............................................................................109
     13.04      Benefit of Agreement; Assignments; Participations....................................109
     13.05      No Waiver; Remedies Cumulative.......................................................111
     13.06      Payments Pro Rata....................................................................111
     13.07      Calculations; Computations...........................................................112
     13.08      GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL...............112
     13.09      Counterparts.........................................................................113
     13.10      Effectiveness........................................................................114
     13.11      Headings Descriptive.................................................................114
     13.12      Amendment or Waiver; etc.............................................................114
     13.13      Survival.............................................................................115
     13.14      Domicile of Term Loans...............................................................116
     13.15      Register.............................................................................116
     13.16      Confidentiality......................................................................116
     13.17      Limitation on Additional Amounts.....................................................117
     13.18      Post-Closing Actions.................................................................117
     13.19      The Patriot Act......................................................................118
     13.20      OTHER LIENS ON COLLATERAL; TERMS OF INTERCREDITOR AGREEMENT; ETC.....................118

                                      (iv)
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SCHEDULE I      Commitments
SCHEDULE II     Lender Addresses
SCHEDULE III    Real Property
SCHEDULE IV     Plans
SCHEDULE V      Subsidiaries
SCHEDULE VI     Existing Indebtedness and Assumed Indebtedness
SCHEDULE VII    Insurance
SCHEDULE VIII   Existing Liens
SCHEDULE IX     Existing Investments
SCHEDULE X      FCC Licenses
SCHEDULE XI     Governmental Authorizations
SCHEDULE XII    Taxes
SCHEDULE XIII   Consolidated EBITDA Adjustments
SCHEDULE XIV    Non-Core Assets
SCHEDULE XV     Post-Closing Actions

EXHIBIT A-1     Notice of Borrowing
EXHIBIT A-2     Notice of Conversion/Continuation
EXHIBIT B       Term Note
EXHIBIT C       Letter of Credit Request
EXHIBIT D       Section 4.04(b)(ii) Certificate
EXHIBIT E-1     Opinion of Skadden, Arps, Slate, Meagher& Flom LLP,
                 Counsel to the Credit Parties
EXHIBIT E-2     Opinion of Deborah M. Royster, General Counsel to the
                 Credit Parties
EXHIBIT F       Officers' Certificate
EXHIBIT G       Pledge Agreement
EXHIBIT H       Security Agreement
EXHIBIT I       Intercreditor Agreement
EXHIBIT J       Solvency Certificate
EXHIBIT K       Compliance Certificate
EXHIBIT L       Assignment and Assumption Agreement
EXHIBIT M       Subsidiaries Guaranty
EXHIBIT N       Intercompany Note

                                       (v)